UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.              )

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ICO Global Communications (Holdings) Limited
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ICO Global Communications (Holdings) Limited

11700 Plaza America Drive, Suite 1010

Reston, Virginia 20190

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On June 15, 2007

Dear Stockholder:

You are cordially invited to attend the 2007 Annual Meeting of Stockholders (“Annual Meeting”) of ICO GLOBAL COMMUNICATIONS (HOLDINGS) LIMITED, a Delaware corporation (“Company” or “ICO”). The meeting will be held on FRIDAY, JUNE 15, 2007 at 12:00 p.m. local time at the Hyatt Regency Hotel, 1800 Presidents Street, Reston, Virginia 20190 for the following purposes:

1.                To elect 8 directors to serve for the ensuing year and until their successors are elected.

2.                To approve the Company’s Amended and Restated 2000 Stock Incentive Plan.

3.                To ratify the selection by the Audit Committee of the Board of Directors of the independent registered public accounting firm of Deloitte & Touche LLP as independent auditor of the Company for its fiscal year ending December 31, 2007.

4.                To conduct any other business properly brought before the meeting.

These items of business are more fully described in the proxy statement accompanying this notice. The Company’s annual report for the year ended December 31, 2006 is also enclosed.

The record date for the Annual Meeting is April 18, 2007. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof.

By Order of the Board of Directors

John L. Flynn

Corporate Secretary

Reston, Virginia

APRIL 30, 2007

You are cordially invited to attend the meeting in person. Registration and seating will begin at 11:30 a.m. local time. Stockholders will be asked to sign-in and may be asked to provide valid photo identification. Whether or not you expect to attend the meeting, please complete, date, sign and return the enclosed proxy, or vote over the telephone or the Internet as instructed in these materials, as promptly as possible in order to ensure your representation at the meeting. A return envelope (which is postage prepaid if mailed in the United States) is enclosed for your convenience. Even if you have voted by proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder.

ICO Global Communications (Holdings) Limited
11700 Plaza America Drive, Suite 1010
Reston, Virginia 20190

PROXY STATEMENT
FOR THE 2007 ANNUAL MEETING OF STOCKHOLDERS

JUNE 15, 2007

QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING

Why am I receiving these materials?

We have sent you this proxy statement and the enclosed proxy card because the Board of Directors (“Board of Directors”) of ICO Global Communications (Holdings) Limited (“Company” or “ICO”) is soliciting your proxy to vote at the 2007 Annual Meeting of Stockholders (“Annual Meeting”). You are invited to attend the Annual Meeting to vote on the proposals described in this proxy statement. However, you do not need to attend the meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card, or follow the instructions below to submit your proxy over the telephone or on the Internet.

The Company intends to mail this proxy statement and accompanying proxy card on or about April 30, 2007 to all stockholders of record entitled to vote at the Annual Meeting.

Who can vote at the Annual Meeting?

Only stockholders of record at the close of business on April 18, 2007 (“Record Date”) will be entitled to vote at the Annual Meeting. On the Record Date, there were 143,336,708 shares of Class A common stock outstanding and entitled to vote (one vote per share) and 54,840,000 shares of Class B common stock outstanding and entitled to vote (ten votes per share).

Stockholders of Record: Shares Registered in Your Name

If on the Record Date your shares were registered directly in your name with ICO’s transfer agent, Mellon Investor Services LLC, then you are a stockholder of record. As a stockholder of record, you may vote in person at the meeting or vote by proxy. Whether or not you plan to attend the meeting, we urge you to fill out and return the enclosed proxy card or vote by proxy over the telephone or on the Internet as instructed below to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If on the Record Date your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy from your broker or other agent.

What am I voting on?

There are three matters scheduled for a vote:

•       Election of 8 directors;

•       Approval of the Company’s Amended and Restated 2000 Stock Incentive Plan; and

•       Ratification of the selection of the independent registered public accounting firm of Deloitte & Touche LLP as independent auditor of the Company for its fiscal year ending December 31, 2007.

How do I vote?

You may either vote “For” all the nominees to the Board of Directors or you may “Withhold” your vote for any nominee you specify. For each of the other matters to be voted on, you may vote “For” or “Against” or abstain from voting. The procedures for voting are fairly simple:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote in person at the Annual Meeting, vote by proxy using the enclosed proxy card, vote by proxy over the telephone, or vote by proxy on the Internet. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the meeting and vote in person even if you have already voted by proxy.

•       To vote in person, come to the Annual Meeting and we will give you a ballot when you arrive.

•       To vote using the proxy card, simply complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.

•       To vote over the telephone, dial toll-free 1-866-540-5760 using a touch-tone phone and follow the recorded instructions. You will be asked to provide the company number and control number from the enclosed proxy card. Your vote must be received by 11:59 PM Eastern Time on June 14, 2007, the day prior to the Annual Meeting to be counted.

•       To vote on the Internet, go to http://www.proxyvoting.com/icog to complete an electronic proxy card. You will be asked to provide the company number and control number from the enclosed proxy card. Your vote must be received by 11:59 PM Eastern Time on June 14, 2007, the day prior to the Annual Meeting to be counted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received a proxy card and voting instructions with these proxy materials from that organization rather than from ICO. Simply complete and mail the proxy card to ensure that your vote is counted. Alternatively, you may vote by telephone or over the Internet as instructed by your broker or bank. To vote in person at the Annual Meeting, you must obtain a valid proxy from your broker, bank, or other agent. You may contact your broker or bank to request a proxy form.

We provide Internet proxy voting to allow you to vote your shares on-line, with procedures designed to ensure the authenticity and correctness of your proxy vote. However, please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of Class A common stock you own as of the Record Date and ten votes for each share of Class B common stock you own as of the Record Date.

What if I return a proxy card but do not make specific choices?

If you return a signed and dated proxy card without marking any voting selections, your shares will be voted “For” the election of all 8 nominees for director, “For” the approval of the Amended and Restated 2000 Stock Incentive Plan, and “For” the Ratification of the selection of the independent registered public accounting firm of Deloitte & Touche LLP as independent auditor of the Company for its fiscal year ending December 31, 2007. If any other matter is properly presented at the meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his best judgment.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to these mailed proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one proxy card?

If you receive more than one proxy card, your shares are registered in more than one name or are registered in different accounts. Please complete, sign and return each proxy card to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

Yes. You can revoke your proxy at any time before the final vote at the meeting. If you are the record holder of your shares, you may revoke your proxy in any one of three ways:

•       You may submit another properly completed proxy card with a later date.

•       You may send a timely written notice that you are revoking your proxy to the Company’s Corporate Secretary at 11700 Plaza America Drive, Suite 1010, Reston, Virginia 20190.

•       You may attend the Annual Meeting and vote in person. Simply attending the meeting will not, by itself, revoke your proxy.

If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank.

When are stockholder proposals due for next year’s Annual Meeting?

To be included in next year’s proxy materials, your proposal must be submitted in writing by January 1, 2008 to ICO’s Corporate Secretary at 11700 Plaza America Drive, Suite 1010, Reston, Virginia 20190.

A stockholder proposal or nomination for director that will not be included in next year’s proxy materials, but that a stockholder intends to present in person at next year’s Annual Meeting, must comply with the notice, information and consent provisions contained in the Company’s Bylaws. In part, the Bylaws provide that to timely submit a proposal or nominate a director you must do so by submitting the proposal or nomination in writing, which must be delivered to or mailed and received by the Company’s Corporate Secretary at the Company’s principal executive offices no later than the close of business on April 16, 2008 (60 days prior to the first anniversary of the 2007 Annual Meeting Date) nor earlier than the close of business on March 17, 2008 (90 days prior to the first anniversary of the 2007 Annual Meeting date). However, if the date of the meeting is changed by more than 30 days from such anniversary date, to be timely, notice by the stockholder must be received no later than the close of business on the earlier of the 7th day following the date on which notice of the date of the meeting was mailed or a public announcement of the meeting was made. The Company’s Bylaws contain additional requirements to properly submit a proposal or nominate a director. If you plan to submit a proposal or nominate a director, please review the Company’s Bylaws carefully. You may obtain a copy of the Company’s Bylaws by mailing a written request to the Corporate Secretary of ICO at 11700 Plaza America Drive, Suite 1010, Reston, Virginia 20190 or by visiting the Company’s website at www.ico.com.

How are votes counted?

Votes will be counted by the inspector of election appointed for the meeting, who will separately count “For” and “Withhold” and, with respect to proposals other than the election of directors, “Against” votes, abstentions and broker non-votes. Abstentions will be counted towards the vote total for each proposal, and will have the same effect as “Against” votes. Broker non-votes have no effect and will not be counted towards the vote total for any proposal.

What are “broker non-votes”?

Broker non-votes occur when a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed “non-routine.” Generally, if shares are held in street name, the beneficial owner of the shares is entitled to give voting instructions to the broker or nominee holding the shares. If the beneficial owner does not provide voting instructions, the broker or nominee can still vote the shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. Currently under the Nasdaq regulations, the election of directors and the ratification of the selection of independent registered public accounting firms are considered routine matters for which brokerage firms may vote shares for which they have not received voting instructions.

How many votes are needed to approve each proposal?

•       For the election of directors, Proposal 1, the 8 nominees receiving the most “For” votes (from the holders of votes of shares present in person or represented by proxy and entitled to vote on the election of directors) will be elected. Only votes “For” or “Withheld” will affect the outcome.

•       To be approved, Proposal No. 2, Approval of the Company’s Amended and Restated 2000 Stock Incentive Plan, must receive “For” votes from the holders of a majority of shares present in person or by proxy. If you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have no effect.

•       To be approved, Proposal No. 3, Ratification of the selection by the Audit Committee of the Board of Directors of the independent registered public accounting firm of Deloitte & Touche LLP as independent auditor, must receive “For” votes from the holders of a majority of shares present in person or by proxy. If you “Abstain” from voting, it will have the same effect as an “Against” vote.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding shares representing a majority of the combined voting power of the outstanding Class A common stock and Class B common stock are present at the meeting in person or represented by proxy. On the Record Date, there were 143,336,708 of Class A common stock outstanding and 54,840,000 shares of Class B common stock outstanding. Thus holders of shares representing 345,868,355 votes must be present in person or represented by proxy to have a quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the holders of a majority of shares present at the meeting in person or represented by proxy may adjourn the meeting to another date.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. Final voting results will be published in the Company’s quarterly report on Form 10-Q for the second quarter of 2007.

PROPOSAL 1

ELECTION OF DIRECTORS

The Company’s Board of Directors consists of 8 directors. There are 8 nominees for director this year. Each director to be elected will hold office until the next Annual Meeting of stockholders and until his or her successor is elected, or, if sooner, until the director’s death, resignation or removal. Each of the nominees listed below is currently a director of the Company who was previously elected by the stockholders. The Company encourages nominees for directors to attend the Annual Meeting. Three of the directors attended the 2006 Annual Meeting of Stockholders.

Directors are elected by a plurality of the votes of the holders of shares present in person or represented by proxy and entitled to vote on the election of directors. The 8 nominees receiving the highest number of affirmative votes will be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the 8 nominees named below. If any nominee becomes unavailable for election as a result of an unexpected occurrence, your shares will be voted for the election of a substitute nominee proposed by the Company’s management. Each person nominated for election has agreed to serve if elected. Our management has no reason to believe that any nominee will be unable to serve.

Nominees

Name	Age	Principal Occupation/ Position Held With the Company
Craig O. McCaw	57	Chairman, Board of Directors
J. Timothy Bryan	46	Director and Chief Executive Officer
Donna P. Alderman	48	Director and Executive Vice President, Corporate Development and Strategy
Samuel I. Ginn	70	Director
Barry L. Rowan	50	Director
R. Gerard Salemme	53	Director and Consultant
David Wasserman	40	Director
Benjamin G. Wolff	38	Director

The following is a brief biography of each nominee for director.

Craig O. McCaw—Director since May 2000. Mr. McCaw is currently Chairman of both the Company and ICO North America, Inc. (“ICO North America”). Since 1993, Mr. McCaw has been Chairman, Chief Executive Officer, and a member of Eagle River Investments, LLC, a private company formed to focus on strategic investments in the telecommunications industry, and its affiliated companies. Mr. McCaw founded Clearwire Corporation in October 2003 and currently serves as its Chairman of the Board of Directors. Mr. McCaw was a director of Nextel Communications, Inc., from July 1995 until December 2003, and a director of XO Communications, Inc. (formerly known as NEXTLINK Communications, Inc.) (“XO”), from January 1997 until January 2002. From September 1994 to July 1997, he was also XO’s Chief Executive Officer. From 1974 to September 1994, Mr. McCaw served as Chairman and Chief Executive Officer of McCaw Cellular Communications, Inc., which he built into the nation’s leading provider of cellular services in more than 100 U.S. cities, until the company was sold to AT&T Corp. in August 1994. Mr. McCaw is also a Director of RadioFrame Networks, Inc and Tello Corporation.

J. Timothy Bryan—Chief Executive Officer and Director. On November 1, 2005, Mr. Bryan became the Chief Executive Officer of both the Company and ICO North America. Mr. Bryan has served on our Board of Directors since October 2001. He also served on the Boards of Open TV, Inc., a Liberty Media Corporation affiliate,  the Samaritan Institute and Clearwire Corporation. From September 2003 until November 2005, Mr. Bryan was a private investor in, and consultant to, the telecommunications industry and private equity firms interested in investing in telecommunications businesses. From May 2001 until September 2003, Mr. Bryan was the Chief Financial Officer of Eagle River, Inc. Mr. Bryan previously served as President of United Pan-Europe Communications NV and as Chief Financial Officer and member of the Office of the Chairman of UnitedGlobalCom, Inc. Prior to UnitedGlobalCom, Mr. Bryan served as Treasurer of Jones Intercable, Inc. Mr. Bryan has previously served on the Board of Directors of Nextel Communications and on the Board of Management and the Supervisory Board of UPC. Mr. Bryan is a graduate of Duke University.

Donna P. Alderman—Executive Vice President, Corporate Development and Strategy and Director. On April 1, 2006, Ms. Alderman became the Company’s Executive Vice President, Corporate Development and Strategy. Ms. Alderman is also a Director of ICO North America and has served on the Board of Directors and numerous special committees of the Company since May 2000. Prior to that, Ms. Alderman was a founding and senior partner of Matlin Patterson Global Opportunities Fund, a private equity fund. Prior to that, she was a Managing Director of Credit Suisse First Boston and co-managed the Distressed Debt and Special Situations Group. She has held numerous senior investment and trading positions at leading investment banks, including Oppenheimer & Co. Inc., Jefferies & Company, Inc. and Bear Stearns. Ms. Alderman graduated from Vassar College and the J.L. Kellogg Graduate School of Management, EDP, at Northwestern University.

Samuel L. Ginn—Director since May 2006 and from October 2001 to April 2004. Mr. Ginn has over 43 years of experience in the telecommunications industry. Mr. Ginn was Chairman and Chief Executive Officer of AirTouch Communications, Inc. from December 1993 until its merger with Vodafone Group Public Limited Company in June 1999. Upon the Vodafone-AirTouch merger, he became Chairman of Vodafone, a position he held until May 2000. Since leaving Vodafone, he has continued to be a private investor and advisor to several startup companies in the telecommunications industry. Mr. Ginn currently serves on the Board of Directors of Chevron Corporation, Templeton Emerging Markets Investment Trust and TVG Capital Partners Limited and as an advisor. Mr. Ginn is a graduate of the School of Engineering of Auburn University.

Barry L. Rowan—Director since June 2006. Barry Rowan has over 24 years of financial and operational experience in building technology and communications companies. From August 2005 until June 2006, he was Executive Vice President, Chief Financial Officer of Nextel Partners and its subsidiaries. Mr. Rowan joined Nextel Partners in August 2003 as Vice President and Chief Financial Officer, and from August 2003 to August 2004 he also served as the company’s Treasurer. From January 2002 to August 2003, he was a principal at Rowan & Company, LLC, a consulting and private investment firm, and from 1999 to 2001, Mr. Rowan was the Chief Financial Officer at Velocom, Inc., an international communications company, during which time he served as Chief Executive Officer of Vesper, the company’s Brazilian subsidiary, for six months. From 1992 until 1999, Mr. Rowan held a number of executive management positions at Fluke Corporation, including Chief Financial Officer, and Senior Vice President and Division General Manager. Mr. Rowan earned his M.B.A. from the Harvard Business School, and his B.S., summa cum laude, in Business Administration and Chemical Biology from The College of Idaho.

R. Gerard Salemme—Director since May 2002. Mr. Salemme has over 27 years of experience in the telecommunications industry. Since November 2003, he has been Executive Vice President—Strategy, Policy and External Affairs and a Director of Clearwire Corporation. He is also a Principal of Eagle River Holdings, LLC, an affiliate of Eagle River Satellite Holdings, LLC. From May 1997 to June 2003, Mr. Salemme was Senior Vice President, External Affairs of XO, and, before joining XO, he was AT&T Corporation’s Vice President of Government Affairs, directing AT&T’s federal regulatory public policy organization, and overseeing AT&T’s participation in the FCC’s narrowband and broadband PCS auctions. Prior to joining AT&T, Mr. Salemme was Senior Vice President, External Affairs for McCaw Cellular Communications Inc. He also held the position of Senior Telecommunications Policy Analyst for the U.S. House of Representatives Subcommittee on Telecommunications and Finance. He also served as Chief of Staff to Congressman Ed Markey of Massachusetts. Mr. Salemme earned a B.A. in Political Science and Economics, and an M.A. in Economics, from Boston College.

David Wasserman—Director since April 2002. Mr. Wasserman is a financial principal at Clayton, Dubilier & Rice, Inc. which he joined in 1998. Prior to joining CD&R, he was employed at Goldman, Sachs & Co. in the Principal Investment Area. He has also been employed by Fidelity Capital and as a management consultant. Mr. Wasserman serves on the Board of Directors of Culligan Ltd., Covansys Corporation and The Hertz Corporation and formerly served as a director of Kinko’s Inc.

Benjamin G. Wolff—Director since September 2005. Mr. Wolff currently serves as a director and the Chief Executive Officer of Clearwire Corporation. In addition to his positions with Clearwire, Mr. Wolff serves as the President of Eagle River Investments, LLC, Eagle River Holdings, LLC and Eagle River, Inc. From January 1994 until April 2004, Mr. Wolff was a lawyer with Davis Wright Tremaine LLP, where he became a partner in 1998. Mr. Wolff’s practice focused on mergers and acquisitions, corporate finance and strategic alliance transactions. While with Davis Wright Tremaine LLP, he co-chaired the firm’s Business Transactions Department, served on the firm’s Executive Committee, and had primary responsibility for representing clients such as Allied Signal, Eagle River, Intel, Starbucks Coffee Company and XO in various corporate and transactional matters. In 2003, Mr. Wolff was identified as one of the top 45 lawyers in the country under the age of 45 by the American Lawyer magazine.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE FOR EACH NAMED NOMINEE

INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Independence of the Board of Directors

Controlled Company

Under the NASD Marketplace Rules, a “controlled company” is a company of which more than 50% of the voting power is held by an individual, a group or another company. The Board of Directors has determined that the Company is a “controlled company” within the meaning of the Nasdaq listing standards. The basis for the Board of Directors’ determination that the Company is a “controlled company” is the beneficial ownership of approximately 69% of the voting power of the Company’s outstanding capital stock, as of the Record Date, by Eagle River Satellite Holdings, LLC. Craig McCaw is the sole manager and beneficial member of Eagle River Investments, LLC, which is the sole member of Eagle River Satellite Holdings, LLC. As a “controlled company” under Nasdaq Global Market corporate governance requirements, ICO is exempted from complying with (1) Nasdaq’s requirement that a majority of the Board of Directors consist of independent directors, (2) Nasdaq’s requirement that the compensation of officers be determined, or recommended to the Board of Directors for determination, by a majority of the independent directors or a compensation committee comprised solely of independent directors, and (3) Nasdaq’s requirement that director nominees be selected, or recommended for the Board of Directors’ selection, by a majority of the independent directors or a nominating committee comprised solely of independent directors with a written charter or board resolution addressing the nomination process. The Company has elected to use these exemptions available to controlled companies.

Nominations Process

Because the Company qualifies as a “controlled company,” it currently does not have a Board of Directors consisting of a majority of independent directors, and the slate of nominees nominated and recommended by the Board of Directors is not comprised of a majority of independent directors. Further, due to its status as a “controlled company,” and in part as a result of the historically low turnover of its members, the Board of Directors has not established a nominating committee comprised solely of independent directors and has not adopted a nominating committee charter. In light of the Company’s status as a “controlled company” and the fact that all of the nominees for director named herein are incumbent directors, the Board of Directors approved the nomination of such nominees without a prior recommendation from a majority of the independent directors.

The Board of Directors consults with the Company’s counsel to ensure that its determinations are consistent with relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of the Nasdaq, as in effect time to time. Consistent with these considerations, after review of all relevant transactions or relationships between each director, or any of his or her family members, and the Company, its senior management and its independent auditor, the Board of Directors has affirmatively determined that Messrs. Ginn, Rowan, and Wasserman are independent directors within the meaning of the applicable Nasdaq listing standards.

Meetings of the Board of Directors

The Board of Directors met five times during the last fiscal year. All directors except Mr. Salemme attended at least 75% of the aggregate of the meetings of the Board of Directors and of the committees on which they served, held during the period for which they were directors or committee members, respectively.

Information Regarding Committees of the Board of Directors

The Board of Directors has three committees: an Audit Committee, a Compensation Committee, and a Strategy Committee. The following table provides membership and meeting information for fiscal 2006 for each of the Board committees:

Name	Audit		Compensation		Strategy
Mr. Craig O. McCaw	—		—		X	*
Mr. J. Timothy Bryan	—		—		—
Ms. Donna P. Alderman	X		—		—
Mr. Samuel I. Ginn	—		—		X
Mr. Barry L. Rowan	X	*	X		—
Mr. R. Gerard Salemme	—		—		—
Mr. David Wasserman	X		—		—
Mr. Benjamin G. Wolff	—		X	*	—
Total meetings in fiscal 2006	4		0		0

*                    Committee Chairperson

Audit Committee

The Audit Committee of the Board of Directors was established by the Board of Directors in accordance with Section 10A(m) of the Securities Exchange Act of 1934, as amended (“Exchange Act”), and Nasdaq Marketplace Rule 4250(d) to assist the Board of Directors in overseeing the Company’s accounting and financial reporting processes and system of internal controls; evaluating the qualifications and independence of the Company’s auditor; and overseeing the Independent Auditor. For this purpose, the Audit Committee performs several functions. The Audit Committee: (i) evaluates the performance of and assesses the qualifications of the independent auditor; (ii) determines and approves the engagement of the independent auditor; (iii) determines whether to retain or terminate the existing independent auditor or to appoint and engage new independent auditor; (iv) reviews and approves the retention of the independent auditor to perform any proposed permissible non-audit services; (v) monitors the rotation of partners of the independent auditor on the Company’s audit engagement team as required by law; (vi) review and approves or rejects transactions between the Company and any related persons; (vii) confers with management and the independent auditor regarding the effectiveness of internal controls over financial reporting; (viii) establishes procedures, as required under applicable law, for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters; and (ix) meets to review the Company’s annual audited financial statements and quarterly financial statements with management and the independent auditor, including reviewing the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”  The Audit Committee is composed of three directors: Messrs. Rowan (chairman) and Wasserman and Ms. Alderman. The Audit Committee met four times during the fiscal year. The Board of Directors has adopted a written charter for the Audit Committee that is available to stockholders on the Company’s website at www.ico.com.

The Board of Directors reviews the Nasdaq listing standards definition of independence for Audit Committee members and has determined that Messrs. Rowan and Wasserman are independent (as independence is currently defined in Rule 4350(d)(2)(A)(i) and (ii) of the Nasdaq listing standards). The Board of Directors is in the process of seeking an additional independent director to join our Board of Directors and serve as a member of the Audit Committee. Pursuant to the phase-in period permitted under the Nasdaq Marketplace Rules, Ms. Alderman may serve as a member of the Audit Committee until the one-year anniversary of the Company’s listing on Nasdaq, or September 13, 2007. The Board of Directors has also determined that Mr. Rowan qualifies as an “audit committee financial expert,” as defined in applicable U.S. Securities and Exchange Commission (“SEC”) rules. The Board of Directors made a qualitative assessment of Mr. Rowan’s level of knowledge and experience based on a number of factors, including his formal education and experience as a chief financial officer for public reporting companies.

Compensation Committee

The Compensation Committee of the Board of Directors was established by the Board of Directors to: (i) act on behalf of the Board of Directors in fulfilling the Board of Director’s responsibilities to oversee the Company’s compensation policies, plans and programs; (ii) review and determine the compensation for the Company’s executive officers and directors; (iii) review the Compensation Discussion and Analysis (“CD&A”) with management and make a recommendation as to whether the CD&A should be included in the Company’s annual report and/or proxy statement; (iv) prepare and review the Compensation Committee report included in the Company’s annual proxy statement in accordance with applicable rules and regulations of the SEC in effect from time to time; and (v) perform such other functions as may be deemed necessary or convenient in the efficient and lawful discharge of the foregoing.

The Compensation Committee is composed of two directors: Messrs. Wolff (chairman) and Rowan. The Compensation Committee was chartered in December 2006 and did not meet during the last fiscal year. The Compensation Committee has adopted a written charter that is available to stockholders on the Company’s website at www.ico.com.

Strategy Committee

The Strategy Committee is available to assist the Company’s Board of Directors in shaping its business strategy as it develops its satellite system, including recommending and evaluating potential strategic partners. The Strategy Committee is composed of two directors: Messrs. McCaw (chairman) and Ginn. The Strategy Committee did not meet during the last fiscal year.

Corporate Governance

Compensation Committee Processes and Procedures

In accordance with its charter, the Compensation Committee will meet at least one time annually and with greater frequency if necessary. The chairman of the Committee, the chairman of the Board of Directors or the Chief Executive Officer may call meetings. From time to time, various members of management and other employees as well as outside advisors or consultants may be invited by the Compensation Committee to make presentations, provide financial or other background information or advice or otherwise participate in Compensation Committee meetings. The Chief Executive Officer may not participate in or be present during any deliberations or determinations of the Compensation Committee regarding his compensation. The charter of the Compensation Committee grants the Compensation Committee full access to all books, records, facilities and personnel of the Company, as well as authority to obtain, at the expense of the Company, advice and assistance from internal and external legal, accounting or other advisors and consultants and other external resources that the Compensation Committee considers necessary or appropriate in the performance of its duties. The Compensation Committee has the authority to retain compensation consultants to assist in its evaluation of executive and director compensation, including the authority to approve the consultant’s reasonable fees and other retention terms.

Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee is an officer or employee of ICO, and none of the Company’s executive officers serve as a member of a compensation committee of any entity that has one or more executive officers serving as a member of the Company’s  Compensation Committee.

Stockholder Communications with the Board of Directors

Historically, the Company has not provided a formal process related to stockholder communications with the Board of Directors. Nevertheless, the Company believes it has provided for the views of its stockholders to be heard by the Board of Directors or individual directors, as applicable, and that appropriate responses are provided to stockholders in a timely manner. During the upcoming year, the Board of Directors may consider the adoption of a formal process for stockholder communications with the Board of Directors and, if adopted, publish it promptly and post it to the Company’s website. Stockholders may submit questions to the Investor Relations department by going to the Investor Relations section of the Company’s website at www.ico.com.

Code of Conduct and Ethics

The Company has adopted the ICO Global Communications (Holdings) Limited Code of Conduct and Ethics that applies to all officers, directors and employees. The Code of Conduct and Ethics is available on the Company’s website at www.ico.com. If the Company makes any substantive amendments to the Code of Conduct and Ethics or grants any waiver from a provision of the Code of Conduct and Ethics to any executive officer or director, the Company will promptly disclose the nature of the amendment or waiver on its website.

PROPOSAL 2

APPROVAL OF AMENDED AND RESTATED 2000 STOCK INCENTIVE PLAN

Overview

The ICO Global Communications (Holdings) Limited 2000 Stock Incentive Plan was initially adopted following stockholder approval on May 10, 2000 and was subsequently amended and restated on August 9, 2000 and on November 17, 2005. The Board of Directors has approved, and recommends that stockholders approve, the Amended and Restated 2000 Stock Incentive Plan, effective June 15, 2007 (“Plan”). If the Plan is not approved by our stockholders, the Plan will continue in accordance with its terms as amended and restated effective November 17, 2005.

The Board of Directors believes that the Plan is necessary to continue its effectiveness in attracting, motivating and retaining officers, employees, directors and consultants with appropriate experience, to increase the grantees’ alignment of interest with the stockholders, to make awards eligible for certain tax deductibility under the Internal Revenue Code of 1986, as amended (“Code”), and to facilitate the Plan’s operation.

A summary of the Plan, as amended and restated, is described below. The summary of the Plan is qualified in its entirety by reference to the full text of the Plan, a copy of which is attached to this proxy statement as Annex A. The copy attached in Annex A is marked to highlight changes to the Plan. The significant changes to the Plan include:

•       an increase in the maximum number of shares available for issuance under the Plan of 7,000,000 shares (as amended and restated, the Plan permits the issuance of 20,000,000 shares in total);

•       an increase of 7,000,000 shares in the number of shares that may be issued upon the exercise of incentive stock options (as amended and restated, the Plan permits the issuance of 20,000,000 shares in total);

•       additional types of awards—stock appreciation rights have been added to the Plan and the stock awards section has been revised to specifically include: restricted stock, restricted stock units, performance awards or performance units and stock bonuses, in addition to other stock-based awards;

•       provisions to permit awards to satisfy certain tax deduction requirements—including the material terms for qualifying performance-based compensation: a description of the “qualifying performance criteria” on which a performance goal is based, eligible employees, and the maximum amount of compensation that may be paid if the performance goal is attained, a per participant grant limit of not more than 5,000,000 shares for any calendar year, and a per participant limit for cash settlement of awards limiting cash payments to not more than $5,000,000 for any calendar year;

•       a 10 year term for the Plan; and

•       changes to the Plan to reflect the status of the Company as publicly traded and other regulatory and governance changes.

Summary of the Plan

The purpose of the Plan is to enhance the long-term stockholder value of the Company by offering opportunities for eligible individuals to participate in the growth and success of the Company, encourage their long-term service, and to provide an opportunity for participants to acquire and maintain stock ownership in the Company. The Plan permits the award of incentive stock options, nonqualified stock options, stock appreciation rights, stock awards (including restricted stock, restricted stock units, performance awards or performance units, stock bonuses and other stock-based awards), or any combination thereof (“Awards”).

Administration

The Plan is administered by the Board of Directors or a committee of two or more directors appointed by the Board of Directors (“Plan Administrator”). The Plan Administrator has the authority, among other things, to select the individuals to be granted Awards, to determine the type, number of shares, and purchase price of Awards, and other terms and conditions of Awards, and to construe and interpret the Plan and any Awards granted under the Plan. As amended and restated, the Plan also permits the Plan Administrator to determine whether to reduce the exercise price of an option or stock appreciation right to the then current fair market value of the common stock covered by the Award if the value has decreased since the grant date, and whether, to what extent, and under what circumstances to offer an exchange or to redeem any previously granted Award for a payment in cash, shares of common stock, other securities or another Award. The Board of Directors may delegate authority of the Plan Administrator with respect to designated classes of eligible persons to one or more members of the Board of Directors. In December 2006, the Board of Directors delegated authority to the Chief Executive Officer to grant options to newly hired employees and consultants, subject to certain limitations. All decisions and determinations by the Plan Administrator in the exercise of its power are binding and conclusive.

Eligible Individuals

Generally, officers, employees, directors and consultants of the Company or a related entity are eligible to participate in the Plan. Awards are made to eligible individuals at the discretion of the Plan Administrator and therefore, we cannot determine who will receive a future grant at this time. As of the Record Date, there were 35 employees, 7 non-employee directors and 1 consultant of the Company and its related entities participating in the Plan.

Shares Subject to Plan

Prior to the amendment and restatement of the Plan, 13,000,000 shares of our common stock were authorized for issuance under the Plan. On March 12, 2007, our Board of Directors approved an increase in the number of shares available for issuance by an additional 7,000,000 shares. If approved by our stockholders, the maximum number of shares available for issuance under the Plan will be 20,000,000 shares. As of April 18, 2007, 9,917,250 shares are outstanding under the Plan and 3,082,750 shares available for future issuance, or if approved by the stockholders, 10,082,750 shares available for future issuance. The aggregate number of shares that may be issued upon the exercise of incentive stock options cannot exceed 13,000,000 shares, or if approved by stockholders, 20,000,000 shares, both subject to adjustment for changes in capitalization.

As amended and restated, the Plan includes individual limits to permit Awards granted under the Plan to satisfy certain tax deduction requirements under Section 162(m) of the Code (“Section 162(m)”). The aggregate number of shares of common stock that may be granted under the Plan during any calendar year to any one participant cannot exceed 5,000,000 shares, subject to adjustment for changes in capitalization and the maximum dollar amount of any payment made under the Plan to settle all or a portion of an Award in cash payable to any one participant in any calendar year cannot exceed $5,000,000.

Shares subject to Awards which expire, or are canceled, forfeited, or otherwise terminated for any reason without having been exercised or settled in vested and nonforfeitable shares, will again be available for issuance under the Plan. Shares reacquired by the Company pursuant to any forfeiture or other provision will again be available for issuance under the Plan.

In the event of a stock dividend, stock split, spin-off, combination or exchange of shares, recapitalization, merger, consolidation, distribution to stockholders other than a normal cash dividend, or other change in the Company’s capital structure that results in a different number or kind of securities to be exchanged for outstanding shares or the issuance of new, different or additional securities to holders of common stock of the Company, then proportional adjustments will be made in (i) the maximum number and kind of securities subject to the Plan, issuable to any one participant and issuable as incentive stock options and (ii) the number and kind of securities subject to outstanding Awards and the per share price of such securities, without any change in the aggregate price to be paid.

Types of Awards

Stock Options

The Plan Administrator may grant both nonqualified stock options and incentive stock options within the meaning of Section 422 of the Code. The terms and conditions of the option will be set forth in an option agreement. The Board of Directors has authorized the Company’s Chief Executive Officer to grant options to newly hired employees and consultants on their first date of employment subject to certain limitations. The newly hired employee or consultant must not report directly to the Chief Executive Officer and must not be subject to Section 16 of the Exchange Act. Additionally, the number of shares covered by the options granted by the Chief Executive Officer are limited based on the position held by the newly hired employee or consultant. The total number of shares covered by options granted by the Chief Executive Officer may not exceed 1,000,000 shares, unless additional authority is granted by the Board of Directors.

The exercise price of any option granted under the Plan will be determined by the Plan Administrator. The exercise price of an incentive stock option cannot be less than the fair market value of a share of our common stock on the date of grant. The fair market value of a share of our common stock on any date generally will be the closing sales price as reported by the Nasdaq Global Market on that date. The closing price of our common stock on the Record Date was $3.91.

The Plan Administrator determines when the options vest and become exercisable and has the authority to waive or modify the vesting and exercise terms at any time. If the option agreement does not include the time or times upon which the option vests and becomes exercisable, the option will vest and become exercisable under the Plan over a four year period, with 1/4th vesting after one year and 1/48th vesting each month thereafter. Options previously granted under the Plan have generally been granted on a vesting schedule of 25% per year. Options generally expire 10 years after the date of grant or up to 90 days after termination of employment, which ever occurs earlier.

Stock Appreciation Rights

As amended and restated, the Plan now permits the grant of stock appreciation rights. Previously, the Plan did not include stock appreciation rights as a type of Award. A stock appreciation right is generally a right to benefit from an appreciation in value of a specified number of shares of common stock over a specified period of time.

Under the Plan, the grant price of a stock appreciation right shall not be less than 100% of the fair market value of a share of common stock on the grant date. The Plan Administrator establishes the term of each stock appreciation right, which cannot exceed 10 years from the grant date. The stock appreciation right may be exercised, in whole or in part, upon such terms and conditions as the Plan Administrator sets forth in the Award agreement. Upon exercise, the stock appreciation right may be settled in cash, shares of common stock, or any combination, or in any other manner approved by the Plan Administrator and set forth in the Award agreement.

The Plan Administrator may establish and set forth in an Award agreement whether or not the stock appreciation right shall continue to be exercisable, and the terms and conditions of the exercisability, if the participant ceases to be employed by, or provide services to, the Company or a related entity.

Stock Awards

The Plan Administrator may grant stock awards of common stock or awards denominated in units of common stock. As amended and restated, the Plan specifies that stock awards include, but are not limited to, Awards of restricted stock, restricted stock units, performance awards or performance units and stock bonuses. The Plan Administrator establishes the terms, conditions and restrictions, if any, of stock awards in its discretion and sets forth the terms in the Award agreement. The Plan Administrator may waive any forfeiture period or other terms and conditions of a stock award in its discretion.

Performance Criteria

As amended and restated, the Plan includes authority to grant Awards, in any form permitted under the Plan, under which the grant, issuance, retention, vesting and/or transferability of any Award is subject to the attainment of performance criteria and such additional terms and conditions as the Plan Administrator designates. For Awards intended to satisfy the requirements of Section 162(m) for qualifying performance-based compensation, the performance criteria shall be limited to one or more of the “qualifying performance criteria” described below.

Section 162(m)—Performance Criteria

The Board of Directors is requesting the stockholders of the Company approve the qualifying performance criteria to enable the Company to claim an income tax deduction for performance-based Awards granted under the Plan to persons who are “covered employees” for purposes of Section 162(m).

Section 162(m) provides that, to be deductible by the Company for federal income tax purposes, compensation in excess of $1,000,000 for a taxable year paid to a person serving on the last day of such taxable year as the Company’s Chief Executive Officer and to the other four persons required to be included in the Summary Compensation Table for the taxable year who are employed by the Company on the last day of the year must be “performance-based.”  Section 162(m) refers to such persons as “covered employees.”

Qualifying Performance Criteria

For purposes of an Award made under the Plan, “Qualifying Performance Criteria” shall mean one or more of the following performance criteria applied to the individual, the Company as a whole, a related entity, a business unit, or any combination thereof, and measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to a previous year’s results or to a designated comparison group, in each case as specified by the committee in the Award agreement:

•	revenue	•	regulatory achievements
•	operating profit or operating margins	•	earnings per share
•	stock price	•	cash flow
•	financing	•	contract settlements
•	satellite launches	•	strategic partnerships
•	market share	•	EBITDA (earnings before interest, taxes, depreciation and amortization)

In each case, the Qualifying Performance Criteria are subject to adjustment by the committee, if applicable, to remove the effect of charges for restructurings, discontinued operations, extraordinary items and all items of gain, loss or expense determined to be extraordinary or unusual in nature or infrequent in occurrence, related to the disposal of a segment or a business, or related to a change in accounting principle or otherwise.

For Awards intended to satisfy the requirements of Section 162(m) for qualifying performance-based compensation, the committee shall designate the Qualifying Performance Criteria and establish the objective performance goals in writing not later than 90 days after the beginning of the applicable performance period, or any other period permitted under Section 162(m). The committee must certify in writing prior to payment of the compensation subject to the Award the extent to which the pre-established performance goals and any other material terms have been satisfied.

Transferability of Awards

Awards granted under the Plan are generally not transferable except by will or under the laws of descent and distribution, and all rights with respect to such Awards are generally exercisable only by the participant during his or her lifetime, except that the Plan Administrator may permit such assignment, transfer and exercisability and may permit a Participant to designate a beneficiary who may exercise the Award or receive payment under the Award subject to all of the same terms and conditions set forth in the instrument evidencing the Award.

Corporate Transactions

In the event of a Corporate Transaction (as defined in the Plan), the Awards will either automatically become vested and exercisable for a limited period of time, or, depending on the type of Corporate Transaction, will do so if the Awards are not assumed or substituted by a corporate successor.

Market Standoff

Until two years after an initial public offering by the Company, shares acquired under the Plan will generally be subject to market standoff provisions, which prevent the sale of the shares, without the prior written consent of the Company or its underwriters, for a period of up to 180 days after a public offering of the Company’s stock.

Amendment or Termination

As amended and restated, the Plan includes a 10 year term. The Plan will terminate on April 23, 2017 and no Awards may be granted after such date. In addition, our Board of Directors may sooner terminate the Plan and may amend, modify or suspend the Plan at any time or from time to time. To the extent required under any applicable law, regulation or exchange requirement, no amendment will be effective unless approved by our stockholders in accordance with such applicable law, regulation or exchange requirement. Except for an amendment pursuant to Section 409A of the Code (“Section 409A”), no modification of an agreement evidencing an Award may adversely impair or diminish any rights or obligations of the participant under the Award without the consent of the participant.

No Stockholder Rights

A participant granted an option, a stock appreciation right or a stock award denominated in units shall not have any rights as a stockholder of the Company with respect to the shares covered by the Award unless and until the date the shares are issued to the participant.

Other

The Plan, as amended and restated, no longer includes provisions that were applicable to the Company prior to becoming publicly traded: payment of the option exercise price with a full recourse promissory note or in installments, repurchase and first refusal rights in the discretion of the Company, and additional provisions applicable to Awards made to residents of California.

Federal Income Tax Consequences

The following discussion is a general summary of the principal United States federal income tax consequences under current federal income tax laws relating to options and stock appreciation rights granted under the Plan. This information is only a summary and is not intended to be complete, among other things, it does not describe state, local or foreign income tax and other tax consequences.

Stock Options

A participant will not recognize any taxable income upon the grant of a nonqualified option, and the Company will not be entitled to a tax deduction with respect to such grant. Generally, upon exercise of a nonqualified option, the excess of the fair market value of the Company’s common stock on the date of exercise over the exercise price will be taxable as ordinary income to the participant. The Company will generally be entitled to a federal income tax deduction in the amount that the participant includes in his or her gross income upon exercise and at the same time as he or she recognizes such income, subject to any deduction limitation under Section 162(m) (which is discussed below). The participant’s tax basis for the common stock received pursuant to such exercise will equal the sum of the compensation income recognized by the participant and the amount of the exercise price paid. The holding period for the shares will begin at the time of exercise. The participant’s subsequent disposition of shares acquired upon the exercise of a nonqualified option will ordinarily result in capital gain or loss, which may be long term or short term, depending on how long the shares were held.

Subject to the discussion below, the participant will not recognize taxable income at the time of grant or exercise of an incentive stock option, and the Company will not be entitled to a tax deduction with respect to such grant or exercise. However, the exercise of an incentive stock option may result in an alternative minimum tax liability for the participant.

Generally, if the participant holds the shares acquired upon the exercise of an incentive stock option for at least 1 year after the date of exercise and for at least 2 years after the date of grant of the incentive stock option, upon his or her disposition of the shares, the difference, if any, between the sales price of the shares and the exercise price will be treated as long-term capital gain or loss to the participant.

Generally, upon a sale or other disposition of shares acquired upon the exercise of an incentive stock option within 1 year after the date of exercise or within 2 years after the date of grant of the incentive stock option (any such disposition being referred to as a “disqualifying disposition”), any excess of the fair market value of the shares at the time of exercise of the option over the exercise price of such option will constitute ordinary income to the participant. Subject to any deduction limitation under Section 162(m), the Company will be entitled to a deduction equal to the amount of ordinary income included in the participant’s gross income. Any excess of the amount realized by the participant on the disqualifying disposition over the fair market value of the shares on the date of exercise will generally be capital gain and will not be deductible by the Company. If the sale proceeds from a disqualifying disposition are less then the fair market value of the shares on the date of exercise, the amount of the participant’s ordinary income will be limited to the gain (if any) realized on the sale.

Payment of Exercise Price With Shares

If the option is exercised through the use of shares of the Company’s common stock previously owned by the participant, such exercise generally will not be considered a taxable disposition of the previously owned shares and thus no gain or loss will be recognized by the participant with respect to the use of such shares upon exercise of the option. The basis and the holding period of the shares (for purposes of determining capital gain) will carry over to a like number of shares acquired upon exercise of the option. In the case of any nonqualified stock option, ordinary income (treated as compensation) will be recognized by the participant on the additional shares of common stock acquired upon exercise of the option and will be equal to the fair market value of such shares on the date of exercise less any additional cash paid. If the previously owned shares of common stock were acquired by the participant on the exercise of an incentive stock option and the holding period requirement for these shares is not satisfied at the time they are used to pay the exercise price for the option, such use will constitute a disqualifying disposition of the previously owned shares resulting in the participant recognizing ordinary income in the amount described in the preceding paragraph. Special rules may apply in computing the amount and character of the participant’s income (or loss) in connection with the exercise of an incentive stock option where the exercise price is paid by the participant’s delivery of previously owned shares.

Stock Appreciation Rights

A participant will not recognize taxable income upon the grant of a stock appreciation right, and the Company will not be entitled to a tax deduction. Generally, upon the exercise of a stock appreciation right, the amount of any cash and the fair market value as of the date of exercise of any shares of the common stock received is taxable to the participant as ordinary income, and the Company generally will be entitled to a corresponding deduction. Upon the sale of the shares acquired by the exercise of a stock appreciation right, the participant will recognize capital gain or loss (assuming such stock was held as a capital asset) in an amount equal to the difference between the amount realized upon such sale and the fair market value of the stock on the date that governs the determination of your ordinary income.

Section 162(m) Deduction Limit

Section 162(m) generally disallows a federal income tax deduction to any publicly held corporation for compensation paid in excess of $1,000,000 in any taxable year to the chief executive officer or any of the four other most highly compensated executive officers who are employed by the corporation on the last day of the taxable year. However, Section 162(m) provides an exception for “performance-based compensation” if the material terms are disclosed to and approved by the Company’s stockholders. The Plan, as amended and restated, includes provisions intended to permit the Company to pay qualified performance based compensation to covered employees, thereby reducing the after-tax cost of such compensation to the Company.

A number of requirements must be met in order for compensation relating to a specific grant to qualify for the performance based award exception under Section 162(m), so there can be no assurance that such grants made under the Plan will be fully deductible under all circumstances. In addition, the Company reserves the right to grant Awards under the Plan from time to time that are not intended to satisfy the requirements of Section 162(m) when the Board of Directors or Plan Administrator considers such grants to be appropriate.

Section 409A

The Plan and Awards made under the Plan are intended to avoid the imposition of an additional tax that may be imposed under Section 409A. If any Plan provision or Award under the Plan would result in the additional tax under Section 409A, the Company and the participant intend that the Plan provision or

Award will be reformed to avoid imposition, to the extent possible, of the applicable tax and no action taken to comply with Section 409A shall be deemed to adversely affect the participant’s rights to an Award. The Plan Administrator, in its sole discretion and without the consent of the Participant, may amend or modify an Award in any manner and delay the payment of any amounts payable pursuant to an Award to the minimum extent necessary to meet the requirements of Section 409A.

New Plan Benefits

The amounts subject to Awards to be made under the Plan are not determinable because Awards are made at the discretion of the Plan Administrator from time to time. Awards made under the Plan for 2006 for the directors and named executive officers are reported in the compensation tables included in this proxy statement. During 2006, stock options covering 1,294,500 shares were awarded to all executive officers (including the named executive officers) as a group, 670,000 shares to all current non-employee directors as a group, 740,250 shares to all other employees and 10,500 shares to consultants.

The Company intends to file a registration statement to register the Plan and shares issuable under the Plan following stockholder approval of the Plan.

Required Vote

The affirmative vote of a majority of those shares of common stock present in person or represented by proxy and entitled to vote thereon at the Meeting is necessary for the approval of the Plan. Abstentions will be considered a vote against this proposal and broker non-votes will have no effect on such matter since these votes will not be considered present and entitled to vote for this purpose.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE  FOR PROPOSAL 2

Securities Authorized for Issuance Under Equity Compensation Plans

Set forth below is information concerning our equity compensation plans, for which the Company’s common stock has been authorized for issuance, as of December 31, 2006.

Plan Category	Number of securities to be issued upon exercise of outstanding options, stock awards, warrants and rights	Weighted average exercise price of outstanding options, stock awards, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by security holders:
Amended and Restated 2000 Stock Incentive Plan:
Class A common stock options	6,972,250	$4.88
Class B common stock options	1,625,000	$4.45
	8,597,250	$4.80
Restricted Class A common stock awards(2)	600,000	$3.95
	9,197,250	$4.74	3,802,750	(1)
ITGL Plan(3)	222,573	$10.91	—
Equity compensation plans not approved by security holders(4)	665,000	$6.15	—
Total	10,084,823	$4.97	3,802,750

(1)          The securities that remain available for future issuance under the Plan may be issued as either Class A common stock or Class B common stock.

(2)          Restricted Class A common stock awards granted to certain officers and directors in connection with the ICO North America debt financing.

(3)          Under the terms of the merger with ICO Global Limited on November 28, 2001, the ICO-Teledesic Global Limited 2000 Stock Incentive Plan and all the outstanding options under the plan were assumed by the Company. All the options outstanding under the plan are exercisable for the Company’s Class A common stock. Effective December 31, 2005, the Company will not issue any further awards under the plan.

(4)          Options granted under other equity compensation plans not approved by security holders consist of the following:

Name	Number of securities underlying option	Exercise price	Expiration date
Craig Jorgens(a)	300,000	$10.45	July 25, 2012
Craig Jorgens(a)	185,000	$0.75	July 25, 2012
Clayton, Dubilier & Rice, Inc.(b)	150,000	$4.25	November 14, 2015
Clayton, Dubilier & Rice, Inc.(b)	30,000	$5.85	October 1, 2016

(a)          Represents fully vested options to an executive officer. These options terminate automatically upon termination for cause and on the first anniversary of the listing of the Company’s shares on the Nasdaq Global Market. The options are generally not transferable. Additionally, until two years after an initial public offering by the Company, all shares acquired under the options are subject to market standoff provisions. Further, in the case of termination of employment, the Company has the right to repurchase shares acquired under the options at fair market value.

(b)         Represents options granted to Clayton, Dubilier & Rice, Inc. in connection with David Wasserman’s service on the Board of Directors. These options vest 25% after each full year of board service, fully vesting after four years of service.

PROPOSAL 3

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has selected the independent registered public accounting firm of Deloitte & Touche LLP as the Company’s independent auditor for the fiscal year ending December 31, 2007 and has further directed that management submit the selection of independent auditor for ratification by the stockholders at the Annual Meeting. Deloitte & Touche LLP has audited the Company’s financial statements for fiscal years ending 2003 through 2006. Representatives of Deloitte & Touche LLP will be available telephonically at the Annual Meeting to make a statement if they so desire and will be available to respond to appropriate questions.

Neither the Company’s Bylaws nor other governing documents or law require stockholder ratification of the selection of Deloitte & Touche LLP as the Company’s independent auditor. However, the Audit Committee of the Board of Directors is submitting the selection of Deloitte & Touche LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee of the Board of Directors will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee of the Board of Directors in its discretion may direct the appointment of different independent auditor at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to ratify the selection of Deloitte & Touche LLP. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

Principal Accountant Fees And Services

The following table represents aggregate fees billed to the Company for the fiscal years ended December 31, 2006 and 2005, by Deloitte & Touche LLP, the Company’s principal accountant.

	Fiscal Year Ended December 31,
	2006	2005
Audit fees(1)	$879,672	$1,704,089	(2)
Audit-related fees	—	—
Tax fees	—	—
All other fees	—	—
Total fees	$879,672	$1,704,089

(1)         Audit fees consist of fees and expenses for professional services rendered by Deloitte & Touche LLP in connection with audits of the Company’s annual consolidated financial statements, reviews of the Company’s quarterly consolidated financial statements and services provided in connection with the Company’s SEC filings and statutory audits.

(2)         Audit fees for fiscal year ended December 31, 2005 include fees and expenses associated with the Company’s annual financial statement audits and annual statutory audits pertaining to the fiscal years ended December 31, 2003 through December 31, 2005. None of the financial statements for these years had been subject to audit procedures prior to 2005.

Pre-Approval Policies and Procedures

The Audit Committee pre-approves all audit and non-audit services rendered by our independent registered accounting firm, Deloitte & Touche LLP. While the Audit Committee charter permits the Audit Committee to delegate pre-approval authority to one or more individuals, as well as to pre-approve defined categories of services, the Audit Committee has not yet done so. To date, all pre-approval has been given as part of the Audit Committee’s approval of the scope of the engagement of the independent auditor or on an individual explicit case-by-case basis before the independent auditor is engaged to provide each service. All of the services provided by Deloitte & Touche LLP in 2006, as described under audit fees above, were pre-approved by the Audit Committee.

Report of the Audit Committee of the Board of Directors

The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year end December 31, 2006 with management of the Company. The Audit Committee has discussed with the independent auditor the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board (“PCAOB”) in Rule 3200T. The Audit Committee has also received the written disclosures and the letter from the independent accountants required by the Independence Standards Board Standard No. 1, (Independence Discussions with Audit Committees), as adopted by the PCAOB in Rule 3600T and has discussed with the independent accountants the independent accountant’s independence. Based on the foregoing, the Audit Committee has recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006. The material in this report is not “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended or the Securities Exchange Act of 1934, as amended.

AUDIT COMMITTEE
Mr. Barry L. Rowan, Chairman
Ms. Donna P. Alderman
Mr. David Wasserman

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE FOR PROPOSAL 3

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the ownership of the Company’s common stock as of the Record Date by: (i) each director and nominee for director; (ii) each of the named executive officers named in the Summary Compensation Table; (iii) all named executive officers and directors of the Company as a group; and (iv) all those known by the Company to be beneficial owners of more than five percent of its Class A common stock and Class B common stock.

	Class A Common Stock				Class B Common Stock
Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)			Percent of Class	Amount and Nature of Beneficial Ownership(1)	Percent of Class
Eagle River Satellite Holdings, LLC	69,236,037	(3)(	4)(5)	36.1%	45,540,000	83.0%
2300 Carillon Point Kirkland, Washington 98033
James Dondero, and affiliates	15,755,647	(8)		11.0%	—	—
Two Galleria Tower 13455 Noel Road, Suite 800 Dallas, Texas 75240
CDR-Satco LLC	13,987,500	(6)(	11)	9.8%	—	—
c/o Clayton, Dubilier & Rice Fund VI Limited Partnership 1403 Foulk Road, Suite 106 Wilmington, Delaware 19803
Mente, LLC	9,694,890	(5)(	9)(10)	6.4%	9,300,000	17.0%
2365 Carillon Point Kirkland, Washington 98033
Harbinger Capital Partners Master Fund I, Ltd., and affiliates	8,521,301	(7)		5.9%	__	__
c/o International Fund Services (Ireland) Limited Third Floor, Bishop’s Square Redmond’s Hill Dublin 2, Ireland
Named Executive Officers
J. Timothy Bryan+	650,000	(11)		*	—	—
Donna P. Alderman++	277,623	(11)		*	—	—
Craig Jorgens	835,000	(11)		*	—	—
David Bagley	100,000	(11)		*	—	—
Dennis Schmitt	60,000	(11)		*	—	—
Other Directors
Craig O. McCaw	69,401,136	(2)(	3)(4)(5)(11)(12)	36.2%	45,540,000	83.0%
Samuel L. Ginn	141,717	(11)		*	—	—
Barry L. Rowan	—			—	—	—
R. Gerard Salemme+++	493,374	(11)	(12)	*	—	—
David Wasserman	—			—	—	—
Benjamin G. Wolff	69,371,136	(2)(	3)(4)(5)(11)(12)	36.2%	45,540,000	83.0%
Directors and Executive Officers as a Group (11 persons)	85,953,850	(2)(	3)(4)(5)(11)(12)	44.3%	45,540,000	83.0%

                  * Less than one percent of the outstanding Class A common stock.

               + J. Timothy Bryan also serves as a Director.

      ++ Donna P. Alderman also serves as a Director and served as a consultant to the Company until April 1, 2006 when she was named Executive Vice President, Corporate Development and Strategy.

+++       R. Gerard Salemme also serves as a consultant to the Company.

          (1) Beneficial ownership is determined in accordance with the rules of the SEC and generally requires that a person have or share voting or investment power with respect to the securities in question. Shares of common stock issuable upon the conversion of shares or the exercise of options and warrants that are exercisable or convertible within 60 days of the date of this table are deemed to be beneficially owned by the holder of such securities but are not outstanding for the purpose of computing the percentage ownership of any other stockholder. As of the Record Date, the Company had 143,336,708 shares of Class A common stock and 54,840,000 shares of Class B common stock issued and outstanding.

          (2) Includes the shares beneficially owned by Eagle River Satellite Holdings, LLC. Mr. McCaw is the sole manager and beneficial member of Eagle River Investments, LLC, which is the sole member of Eagle River Satellite Holdings, LLC. Mr. Wolff is the President of Eagle River Investments, LLC. Messrs. McCaw and Wolff have shared voting and investment power as to these shares.

          (3) Includes Class A common stock into which the Class B common stock held by Eagle River Satellite Holdings, LLC is convertible on a share-for-share basis, at the discretion of Eagle River Satellite Holdings, LLC.

          (4) Includes 3,000,000 shares of Class A common stock that Eagle River Satellite Holdings, LLC may acquire, at an exercise price of $0.01 per share, upon exercise of a warrant that expires on December 12, 2012.

          (5) Holders of Class B common stock are entitled to ten votes per share on each matter submitted to a vote of stockholders, as opposed to one vote per share of Class A common stock. For Eagle River Satellite Holdings, LLC and Mente, LLC (“Mente”), the common stock beneficially owned represents approximately 69% and 13.5%, respectively, of the combined voting power of both classes of our common stock.

          (6) CDR-Satco LLC shares voting and dispositive power over the Company’s shares owned by CDR-Satco LLC with Clayton, Dubilier & Rice Fund VI Limited Partnership (“Fund VI”), CD&R Associates VI Limited Partnership (“Associates VI LP”), and CD&R Investment Associates VI, Inc. (“Associates VI, Inc.”). Fund VI is the sole member of CDR-Satco LLC. Associates VI LP is the general partner of Fund VI. Associates VI, Inc. is the general partner of Associates VI LP. As a result, each of Fund VI, Associates VI LP and Associates VI, Inc. may be deemed to be the beneficial owner of the shares owned by CDR-Satco LLC. Each of Fund VI, Associates VI and Associates VI, Inc. disclaims beneficial ownership of those shares.

          (7) Based on information contained in a Schedule 13G/A filed with the SEC on February 14, 2007. Includes 8,521,301 shares of Class A common stock beneficially owned by Harbinger Capital Partners Master Fund I, Limited; Harbinger Capital Partners Offshore Manager, L.L.C.; HMC Investors, L.L.C.; Harbert Management Corporation; Philip Falcone; Raymond J. Harbert and Michael D. Luce. Each of Harbinger Capital Partners Offshore Manager, L.L.C.; HMC Investors, L.L.C.; Harbert Management Corporation; Philip Falcone; Raymond J. Harbert and Michael D. Luce disclaims beneficial ownership in the reported shares except to the extent of their pecuniary interest therein.

          (8) Based on information contained in a Schedule 13G/A filed with the SEC on March 26, 2007 and a Form 4 filed with the SEC on April 13, 2007. Includes 15,755,647 shares of Class A common stock beneficially owned and/or held by or for the account of Highland Credit Strategies Fund; Highland Equity Opportunities Fund; Highland Multi-Strategy Onshore Master SubFund, L.L.C.; Highland Multi-Strategy Fund GP, LP; Highland Multi-Strategy Fund GP, L.L.C. and Highland Capital Management, L.P. Mr. Dondero may be deemed to be an indirect beneficial owner of shares of Class A Common Stock beneficially owned and/or held by or for the account or benefit of (i) Highland Credit Strategies Fund (“Credit Strategies Fund”); (ii) Highland Equity Opportunities Fund (“Equity Opportunities”) (iii) Highland Multi-Strategy Onshore Master SubFund, L.L.C. (“Multi-Strategy SubFund”); (iv) Highland Multi-Strategy Master Fund, L.P. (“Multi-Strategy Fund”); (v) Highland Multi-Strategy Fund GP, L.P. (“Multi-Strategy Fund GP”); (vi) Highland Multi-Strategy Fund GP, L.L.C. (“Multi-Strategy Fund GP LLC”); (vii) Highland Capital Management, L.P. (“Capital Management”). Multi-Strategy Fund is the managing member of Multi-Strategy SubFund. Multi-Strategy Fund may be deemed to beneficially own shares owned and/or held by and/or for the account and/or benefit of Multi-Strategy SubFund. Multi-Strategy Fund GP is the general partner of Multi-Strategy Fund. Multi-Strategy Fund GP may be deemed to beneficially own shares owned and/or held by and/or for the account and/or benefit of Multi-Strategy Fund. Multi-Strategy Fund GP LLC is the general partner of Multi-Strategy Fund GP. Multi-Strategy Fund GP LLC may be deemed to beneficially own shares owned and/or held by and/or for the account and/or benefit of Multi-Strategy Fund GP. Capital Management serves as an investment adviser and/or manager to other persons, including Credit Strategies Fund, Equity Opportunities and Multi-Strategy SubFund. Capital Management may be deemed to beneficially own shares owned and/or held by and/or for the account and/or benefit of other persons, including Credit Strategies Fund, Equity Opportunities and Multi-Strategy SubFund. Strand Advisors, Inc. (“Strand”) is the general partner of Capital Management. Strand may be deemed to beneficially own shares owned and/or held by and/or for the account and/or benefit of Capital Management. Mr. Dondero is the President and a director of Strand. Mr. Dondero may be deemed to beneficially own shares owned and/or held by and/or for the account and/or benefit of Strand. Mr. Dondero expressly disclaims beneficial ownership of shares of Class A Common Stock beneficially owned and/or held by or for the account or benefit of Credit Strategies Fund, Equity Opportunities, Multi-Strategy SubFund and Capital Management, except to the extent of the pecuniary interest therein.

          (9) William H. Gates III is the sole member of Mente. The business address for Mr. Gates is: Microsoft Corporation, One Microsoft Way, Redmond, Washington 98052.

    (10) Includes (i) 394,890 shares of Class A common stock held by Teledesic LLC and (ii) Class A common stock into which the Class B common stock held by Mente is convertible on a share-for-share basis at the discretion of Mente. Mente is the owner of 88% of the capital stock of Teledesic Washington Corporation, the manager and majority owner of Teledesic LLC.

    (11) Includes beneficial ownership by CDR-Satco LLC, Mr. McCaw, Mr. Salemme, Mr. Wolff, Mr. Ginn, Mr. Bryan, Ms. Alderman, Mr. Jorgens, Mr. Bagley, and Mr. Schmitt of 37,500, 37,500, 155,000, 7,500, 50,000, 500,000, 187,500, 735,000, 100,000, and 60,000, respectively, of Class A common stock that may be acquired within 60 days of the Record Date pursuant to options.

    (12) Includes 127,599 shares of Class A common stock held by Eagle River, Inc. Mr. McCaw is the sole shareholder of Eagle River Inc., Mr. Wolff is the President of Eagle River, Inc. and Mr. Salemme is the Vice President of Eagle River, Inc.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 2006, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with.

Executive Officers

The following table sets forth certain information about our executive officers, other than Mr. Bryan and Ms. Alderman, whose biographies are included under the section “Nominees,” including their ages as of the Record Date.

Name	Age	Position Held With the Company
J. Timothy Bryan	46	Director and Chief Executive Officer
Craig Jorgens	52	President
Donna P. Alderman	48	Director and Executive Vice President, Corporate Development and Strategy
John L. Flynn	42	Executive Vice President, General Counsel and Corporate Secretary
David Bagley	48	Senior Vice President—Corporate Strategy
Robert S. Day, Jr.	48	Senior Vice President—Space Systems
Suzanne Hutchings Malloy	46	Senior Vice President—Regulatory Affairs
Dennis Schmitt	34	Senior Vice President—Finance
David Zufall	48	Senior Vice President—Network Systems

Craig Jorgens—President.   Mr. Jorgens has over 14 years of experience in the telecommunications industry and has been the Company’s President since 2002. Mr. Jorgens also serves as the President of ICO North America. From 2001 until joining the Company, he was a principal in the telecommunications group at the private equity firm of Texas Pacific Group. From 1992 to 2000, he was Executive Director of Corporate Development at AirTouch Communications, one of the world’s largest wireless operators, where he was responsible for mergers and acquisitions and new business development both domestically and internationally. He also has experience in management consulting and investment banking. Mr. Jorgens is a graduate of Harvey Mudd College and graduated from Carnegie Mellon’s Graduate School of Industrial Administration.

John L. Flynn—Executive Vice President, General Counsel and Corporate Secretary.   On May 8, 2006, Mr. Flynn became the Executive Vice President, General Counsel and Corporate Secretary of the Company and ICO North America. From July 2003 until April 2006, Mr. Flynn was counsel to the law firm of Wilmer Cutler Pickering Hale and Dorr LLP, where his practice focused primarily on communications and intellectual property law. From November 2000 until January 2003, Mr. Flynn was Vice President and Deputy General Counsel of Commerce One, Inc., a software company, where he co-managed the legal department and advised the company on corporate, regulatory and litigation matters. Mr. Flynn also served as General Counsel and Vice President of Government Affairs of rStar Broadband Networks, Inc. and, before that, was an associate at Munger, Tolles & Olson. Mr. Flynn began his legal career by serving as a law clerk to Judge Edward R. Becker on the U.S. Court of Appeals for the Third Circuit and then to Justices Byron R. White and John Paul Stevens on the U.S. Supreme Court. Mr. Flynn graduated from Stanford University with a Bachelor’s degree in Political Science, with distinction, and a Master’s degree in International Policy Studies, and he holds his law degree, magna cum laude, from the Georgetown University Law Center.

David Bagley—Senior Vice President, Corporate Development.   Mr. Bagley has been with the Company since July 2002 and has over 18 years of experience in the telecommunications industry. Mr. Bagley also serves as ICO North America’s Senior Vice President, Corporate Development. From June 2000 to June 2001, he was Vice President of Business Development for IPWireless, where he was in charge of spectrum acquisition, strategic partnering and regulatory affairs. Mr. Bagley spent four years at AirTouch and Vodafone, which acquired AirTouch in 1999. He held various Corporate Development positions working on transactions throughout the world. His most recent position was head of Corporate Development for the Americas for Vodafone. Prior to AirTouch, Mr. Bagley spent eight years at SBC Communications in finance and Corporate Development positions. Mr. Bagley holds a Bachelor’s degree in Accounting and Economics from Pacific University and a Master’s degree in International Management from Thunderbird Graduate School of International Management.

Robert S. Day, Jr.—Senior Vice President, Space Systems.   Mr. Day has been with the Company for over six years and has over 25 years of telecommunications industry experience. Mr. Day serves as Senior Vice President, Space Systems for both the Company and ICO North America and is responsible for the design, procurement, deployment, and operation of the ICO North America space segment. The space segment includes the ICO North America satellite, launch vehicle, gateway, satellite control center, and satellite operations. His areas of expertise include satellite design, integration, test, launch, operations, and system engineering. Prior to joining the Company, he was the Vice President of Space Technology for Teledesic LLC. Mr. Day also spent 19 years at Hughes Space and Communications where he provided system engineering leadership or served as program manager for several major geosynchronous satellite programs. He led the integration, test, and launch team for the first HS601 satellite, and served as the Deputy Business Unit Leader for Spacecraft Design and Production at Hughes. Mr. Day holds a Bachelor’s degree in General Engineering from the University of Illinois, a Master’s degree in Mechanical Engineering from UCLA, and a certificate in Astronautical Engineering from UCLA.

Suzanne Hutchings Malloy—Senior Vice President, Regulatory Affairs.   Ms. Hutchings Malloy has over 15 years of experience in the telecommunications industry. Prior to joining the Company in 2000 and until 2002, Ms. Malloy served as Senior Regulatory Counsel for Teledesic LLC, where she directed the company’s licensing and regulatory efforts among various industry and regulatory constituencies, including the FCC, the U.S. State Department, and the International Telecommunication Union. At the Company and ICO North America (serving in a similar capacity), in addition to general regulatory activities, her work has included filing a major satellite application, helping maintain and monitor global spectrum assets, and advocating for the companies and their subsidiaries in major rulemaking and adjudicatory proceedings before the FCC. She has also served on numerous U.S. delegations to regional and international spectrum management treaty conferences. She has also worked as an Attorney-Advisor at the FCC, where she participated in country-to-country treaty negotiations, World Trade Organization multilateral negotiations, and rulemaking proceedings before the Federal Communications Commission as a satellite industry expert, focusing primarily on licensing direct-to-home satellite operators. Ms. Malloy holds a Bachelor of Arts degree in History from Davidson College and graduated from Harvard Law School in 1986.

Dennis Schmitt—Senior Vice President, Finance.   Mr. Schmitt has been with the Company for over four years and Senior Vice President, Finance since April 2005, having previously served as the Company’s Controller. Mr. Schmitt serves in a similar capacity for ICO North America and is responsible for all accounting and financial aspects of each company. Prior to joining the Company, he was the Assistant Controller for drugstore.com from January 2001 to July 2002, managing the SEC reporting group and all the company’s daily accounting responsibilities. His background also includes expertise in the wireless industry acquired through his time spent at Nextel International where he was responsible for the accounting of its global subsidiaries and Western Wireless where he was a member of the SEC reporting group. Mr. Schmitt holds a Bachelor’s degree in accounting from Fort Hays State University and is a Certified Public Accountant.

David Zufall—Senior Vice President, Network Systems.   Mr. Zufall has been Senior Vice President, Network Systems since January 2, 2006. During the twelve years prior to joining the Company, Mr. Zufall served in a number of technical and operational capacities at Nextel Communications, Inc., including Vice President, Infrastructure Technology Development and Vice President, Network Architecture/Chief Architect. Nextel operated a nationwide digital cellular network in the United States. Mr. Zufall had responsibility for working with partners in Nextel’s strategy and marketing divisions to establish Nextel’s long-term network and technology roadmap. Mr. Zufall holds a Bachelor of Sciences degree in Electrical Engineering and an M.B.A. in Finance and International Business, both from Columbia University.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

Overview

The primary goals of the Company’s executive officer compensation program are to tie compensation to achievement of specified performance objectives, to attract and retain talented and dedicated executives, and to align the Company’s executive officers’ interests with those of its stockholders. The elements of this executive compensation program (some or all of which may be applicable to any particular executive) include the following: base salary, annual bonus, equity incentive compensation and other compensation. Each element is designed to achieve one or more of the Company’s goals regarding performance, retention and alignment.

While the Compensation Committee sets and oversees compensation policy for all of the Company’s executive officers and directors, this discussion and analysis is limited to compensation granted to the Company’s named executive officers.

The Company has entered into employment agreements with each of its named executive officers that, as modified by the Board of Directors, set the salary and, where applicable, targets for an annual discretionary bonus for the applicable calendar year.

Compensation Objectives

The Compensation Committee designs compensation packages that seek to serve the goals of performance, alignment and retention.

Performance

One goal of the Company’s executive compensation program is to reward individual performance and contributions toward Company performance over a long period of time. At this stage of its development, the Company measures its performance primarily based on achievement of key strategic goals such as the development of its satellite system and achievement of other operational milestones. The following elements of compensation are designed to achieve this goal:

•       equity incentive compensation in the form of stock options, the value of which are contingent upon the performance of the Company’s share price, and subject to vesting schedules that require continued service with the Company; and

•       in the case of Messrs. Schmitt and Bagley, a discretionary cash bonus, provided under each executive’s employment agreement, based upon individual and Company performance.

Base salary amounts and, for certain named executive officers, cash bonuses are designed to reward annual achievements based upon responsibilities, demonstrated leadership, and management experience and effectiveness. The Company does not typically provide annual cash bonuses for its most senior executive officers. Instead, the Company pays competitive salaries for these officers and provides their remaining compensation in long-term equity incentive awards.

Alignment

The Company seeks to align the interests of its named executive officers with those of its stockholders by evaluating executive performance on the basis of key operational measurements which the Company believes closely correlate to long-term stockholder value. These measurements include development of the Company’s satellite and ground systems, development of strategic relationships, furtherance of the Company’s business plan and other corporate and operational objectives. The element of compensation that most directly aligns the interests of named executive officers with stockholders is equity incentive compensation, which links a significant portion of compensation to stockholder value because the total value of those awards is tied to stock price appreciation.

Retention

The Company competes for executive talent in the telecommunications industry. To encourage retention of its named executive officers, the Company makes a substantial portion of their compensation dependent upon continued service. The Company’s equity incentive compensation awards require long-term continued service to receive any, or the maximum, payout.

Implementing the Company’s Objectives

Determining Compensation

The Compensation Committee determines compensation for named executive officers after reviewing the overall performance of the Company and evaluating executive performance during the year. The Committee evaluated executive performance based upon leadership, operational performance, responsibilities, and career with the Company. Specific factors affecting compensation decisions for the Company’s named executive officers include:

•       achievement of specific operational goals for the Company, including sustained progress in furtherance of its business plan; and

•       achievement of strategic objectives such as entering into key transactions, achieving financial and other corporate goals, and pursuing technological innovation.

The Company considers competitive market compensation paid by other communications companies, but does not attempt to maintain a certain target percentile within a peer group or otherwise rely on data to determine executive compensation. The Company maintains flexibility in its compensation program and in the assessment process which enables the Company to respond to and adjust for its evolving business environment.

The Company designs the mix of compensation elements to reward recent results and to motivate long-term performance through a combination of cash and equity incentive awards. The Company also seeks to balance compensation elements that are based on operational and strategic measures with others that are based on the performance of its stock. The Company believes the most important indicator of whether its compensation objectives are being met is its ability to motivate and to retain its named executive officers on a cost-effective basis.

Management’s Role

Management coordinates the annual review of the compensation programs for all of the Company’s named executive officers. This includes an evaluation of individual and Company performance, competitive practices and trends, and various compensation issues. Based on the outcomes of this review, management makes recommendations to the Compensation Committee regarding the compensation of each of the named executive officers, other than the chief executive officer. The Compensation Committee believes that input from management provides useful information and points of view to assist the Compensation Committee in making compensation decisions. Although the Compensation Committee receives information and recommendations regarding the design and level of compensation of the Company’s named executive officers from management, the Compensation Committee makes the final decisions as to the plan design and compensation levels for these executives.

Compensation Committee

The Compensation Committee has overall responsibility for the approval of programs that are reasonable, consistent with the Company’s stated compensation objectives and consistent with its business goals and objectives. The Board of Directors established the Compensation Committee in December 2006, and the current members of the Committee, Messrs. Rowan and Wolff, were appointed at that time.

The Compensation Committee has authority and responsibility for the review, evaluation and approval of the compensation for all of the Company’s executive officers and directors. This includes establishing compensation objectives, and policies and plans covering the Company’s executive officers. The Compensation Committee also conducts an annual review of the chief executive officer and approves his annual compensation.

The Compensation Committee has a charter, which is available on the Company’s website at www.ico.com. Under the charter, the purposes of the Compensation Committee are summarized as follows, to:

•       act on behalf of the Board of Directors in fulfilling the Board of Director’s responsibilities to oversee the Company’s compensation policies, plans and programs;

•       review and determine the compensation for the Company’s executive officers and directors;

•       review the Compensation Discussion and Analysis with management and recommend whether the Compensation Discussion and Analysis should be included in the Company’s annual report and/or proxy statement;

•       prepare and review the Compensation Committee report included in the annual proxy statement; and

•       perform such other functions as may be deemed necessary.

The Compensation Committee meets at least one time each year to address various compensation issues and processes and holds such additional meetings as it determines are appropriate. The Compensation Committee reports to the Board of Directors regarding executive compensation matters.

Compensation Consultant

Neither the Company nor the Compensation Committee has any contractual arrangement with any compensation consultant who has a role in determining or recommending the amount or form of executive or director compensation. In the future, either the Company or the Compensation Committee may engage or seek the advice of compensation consultants.

Equity Grant Practices

In December 2006, the Board of Directors approved a new equity grant process. The grant process authorizes the Company’s Chief Executive Officer to grant options to newly hired employees and consultants who do not directly report to him and are not reporting persons for purposes of Section 16 of the Exchange Act, subject to certain limitations. The option must be granted on the first day of service with the Company, the option must have an exercise price equal to the closing share price on the date of grant, the number of shares covered by the option are limited based on the position (up to 250,000 shares for an employee who is a senior vice president), and the total number of shares covered by options granted by the Chief Executive Officer cannot exceed 1,000,000 shares unless further approval is obtained from the Board of Directors. For new hires not subject to the process described above, the Board of Directors continues to approve the relevant grants, with an exercise price equal to the closing share price on the grant approval date.

Prior to the approval of the new equity grant process in December 2006, grants were made at meetings of the Board of Directors with a fair market value determined by the closing share price on the date of grant. The exercise price for continuing service grants in 2006 was determined by share price on the date of grant. The exercise price for new hires in 2006 was determined by the closing share price on a date associated with the hiring, such as date of acceptance, and the exercise price for certain other performance-based awards was determined by share price on the date on which the performance objective was met. Because this prior practice resulted in potential adverse tax consequences under Section 409A, one purpose of the Board of Directors in adopting the new equity grant process was to establish grant procedures intended to avoid future potential adverse tax consequences.

Tax Deductibility

Section 162(m) imposes a $1,000,000 limit on the amount that a public company may deduct for compensation paid to the Company’s Chief Executive Officer or any of the Company’s four other most highly compensated executive officers who are employed as of the end of the year. This limitation does not apply to compensation that meets the requirements under Section 162(m) for “qualifying performance-based” compensation. When a company first becomes publicly held, special transition rules apply to compensation paid pursuant to a compensation plan or agreement that existed during the period in which the company was not publicly held. The Company is seeking stockholder approval of changes to its equity plan, including changes intended to make stock options, stock appreciation rights and certain performance-based awards granted to executive officers eligible for treatment as qualifying performance-based compensation under Section 162(m). For additional information, see Proposal 2, Approval of Amended and Restated 2000 Stock Incentive Plan.

Annual Review of Executive Compensation

Each year, the Compensation Committee evaluates each named executive officer’s total compensation, equity holdings and merit history, including management’s recommendations regarding the appropriate compensation for each named executive officer other than the Chief Executive Officer. In making its decisions on each named executive officer’s compensation, the Compensation Committee considers the nature and scope of all elements of the executive officer’s total compensation package, responsibilities, and his or her effectiveness in supporting the Company’s key strategic, operational and financial goals. The Compensation Committee also considers recommendations from the Chief Executive Officer regarding total compensation for those reporting directly to him.

Employment Agreement

The Company has employment agreements with each of its named executive officers that, among other things, provide for a target base salary, subject to adjustment by the Compensation Committee from time to time. Each of the named executive officers serves at the will of the Board of Directors, and the Company may terminate each executive’s employment at any time. However, if the Company terminates the employment of Messrs. Schmitt or Bagley without cause, the Company must pay the executive 30 days’ salary and benefits during that period (or may elect to give 30 days’ notice in the alternative). If the Company terminates Messrs. Bryan or Jorgens or Ms. Alderman without cause, the Company must pay continued salary and vesting of options and restricted stock (if applicable) for a period of six months. For additional information about the employment agreements, see Potential Payments Upon Termination or Change-in-Control below.

Compensation Elements

The Company’s executive compensation program includes the following elements: base salary, annual bonus, and equity incentive compensation (which collectively represent an executive officer’s total direct compensation, as reported below) and other compensation. For 2006, the mix of the total direct compensation elements for each of the named executive officers is as follows:

Percent of Total Direct Compensation

Officer	Base Salary	Annual & Non- Equity Incentive Compensation	Equity and Long-Term Incentive Awards
Mr. Bryan	38.5%	0.0%	61.5%
Mr. Schmitt	52.3%	18.0%	29.7%
Mr. Jorgens	43.4%	0.0%	56.6%
Ms. Alderman	39.3%	31.1%	29.6%
Mr. Bagley	49.7%	12.4%	37.9%

Base Salary

Base salaries for the Company’s named executive officers are established based on the scope of their responsibilities, taking into account competitive market compensation paid by other companies for similar positions. On March 12, 2007, the Compensation Committee increased the 2007 base salary amounts for the named executive officers by 4%.

Annual Bonus

The employment agreements for Messrs. Schmitt and Bagley provide that each executive is eligible for a discretionary annual bonus up to an amount equal to a specified percentage of their respective salaries (Mr. Schmitt 20% and Mr. Bagley 30%). These awards are intended to compensate the executives for achieving financial and operational goals and for achieving individual annual performance objectives. These objectives vary depending on the individual executive, and relate generally to strategic factors such as progress towards the furtherance of the Company’s business plan. In addition, while it is the Company’s current policy not to award bonuses to its most senior executive officers, the Compensation Committee has the authority to award discretionary annual bonuses and to set the terms and conditions of those bonuses. Each of Messrs. Schmitt and Bagley received bonuses for 2006, which were paid in March 2007.

Equity Incentive Compensation

The Company’s equity compensation program consists of stock options and, in some prior years, restricted stock awards. The Company grants equity awards as long-term incentive compensation for its named executive officers. Equity awards allow the executive to acquire and maintain stock ownership in the Company and encourage the executive to remain employed by the Company to satisfy the vesting conditions. The equity awards are granted under the Plan. The Plan permits the grant of options and stock awards. The Company is seeking stockholder approval for changes to the Plan to increase the number of shares available for issuance, to permit additional types of awards, to add provisions to satisfy tax deduction requirements, and to make other changes to update the Plan. For more information about the Plan and the proposed changes, see Proposal 2, Approval of Amended and Restated 2000 Stock Incentive Plan.

Beginning in 2006, the Company expenses stock option grants under Statement of Financial Accounting Standards 123 (revised 2004), Share-Based Payment (“SFAS 123(R)”).

In 2006, the Company granted stock options to each of its named executive officers in the amounts reported in the “Grants of Plan-Based Awards” table. The options vest in equal installments over a 4 year period based upon continued employment and expire 10 years after the date of grant.

Other Compensation

Each named executive officer is entitled to the health, medical and other benefits the Company makes available to all employees. These other benefits include the Company’s contribution to an employee’s 401(k) account equal to 12% of the base salary, subject to Internal Revenue Service limitations. Additionally, and as discussed below in the Summary Compensation Table, Mr. Bryan received amounts for moving expenses and a related tax gross up, Mr. Schmitt received a payment related to the timely filing of the Company’s Registration Statement on Form 10 (“Form 10”), and Ms. Alderman received director fees and fees for consulting services performed prior to her becoming an employee to achieve Company objectives, including those in connection with ICO North America’s debt financing. Mr. Jorgens received an amount for tax return preparation and the Company pays his premiums related to his supplemental life insurance and individual disability insurance.

Report of the Compensation Committee of the Board of Directors

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis included in this proxy statement with management. Based on this review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement. The material in this report is not “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended or the Securities Exchange Act of 1934, as amended.

COMPENSATION COMMITTEE
Mr. Benjamin G. Wolff, Chairman
Mr. Barry L. Rowan

SUMMARY COMPENSATION TABLE

The following table shows for the fiscal year ended December 31, 2006, compensation awarded to or paid to, or earned by, the Company’s Chief Executive Officer, Senior Vice President—Finance and its three other most highly compensated executive officers at December 31, 2006 (“Named Executive Officers”).

Summary Compensation Table for Fiscal 2006

Name and Principal Position	Year	Salary	Bonus (1)	Stock Awards (2)	Option Awards (3)	Non-Equity Incentive Plan Compensation (4)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation (5)		Total
J. Timothy Bryan, Chief Executive Officer	2006	$550,000	—	$336,062	$1,172,125	—	—	$411,292	(6)	$2,469,479
Dennis Schmitt, Senior Vice President—Finance	2006	$222,700	$40,800	—	$141,903	$44,880	—	$26,400		$476,683
Craig Jorgens, President	2006	$570,000	—	$338,571	$452,606	—	—	$36,232	(7)	$1,397,409
Donna Alderman, Executive Vice-President, Corporate Strategy	2006	$375,000	—	$338,571	$377,781	$750,000	—	$573,233	(8)	$2,414,585
David Bagley, Senior Vice President, Corporate Strategy	2006	$263,638	$72,450	—	$220,827	—	—	$26,400		$583,315

(1)              Amounts represent discretionary cash bonuses paid in 2006, as described in more detail in the section entitled “Compensation Discussion and Analysis” above.

(2)              Amounts represent the dollar amounts recognized as stock-based compensation expense in 2006 for financial accounting purposes related to restricted stock awards granted to certain executives in 2005, determined in accordance with SFAS 123(R). These amounts do not correspond to the actual value that may be realized by the Named Executive Officers. See Note 3 of Notes to Consolidated Financial Statements set forth in the Company’s Annual Report on Form 10-K for fiscal year 2006, filed with the SEC on April 2, 2007 (“Form 10-K”) for the assumptions used in determining such amounts.

(3)              Amounts represent the dollar amounts recognized as stock-based compensation expense in 2006 for financial accounting purposes related to stock options granted to each Named Executive Officer in 2006 and in prior years, before reflecting forfeitures, determined in accordance SFAS 123(R). These amounts do not correspond to the actual value that may be realized by the Named Executive Officers. See Note 3 of Notes to Consolidated Financial Statements set forth in the Company’s Form 10-K for the assumptions used in determining such amounts.

(4)              Amounts represent cash incentive awards paid in 2006. During 2006, Mr. Schmitt received a payment related to the timely filing of the Form 10 and Ms. Alderman received fees for consulting services performed prior to her becoming an employee to achieve Company objectives in connection with the ICO North America debt financing.

(5)              Amounts include a Company contribution of $26,400 to each of the Named Executive Officer’s 401(k) plan accounts, as described in more detail in the section entitled “Compensation Discussion and Analysis” above.

(6)              Amount includes moving expenses of $51,751 and relocation expenses of $331,141, which includes taxes paid on behalf of Mr. Bryan in the amount of $115,734.

(7)              Consists of Company paid premiums related to Mr. Jorgen’s supplemental life insurance and individual disability insurance of $1,510 and $6,322, respectively. Also includes $2,000 paid towards Mr. Jorgen’s tax return preparation fees.

(8)              Consists of fees for consulting services and director fees prior to Ms. Alderman becoming an employee of the Company.

GRANTS OF PLAN-BASED AWARDS

The following table shows for the fiscal year ended December 31, 2006, certain information regarding grants of plan-based awards to the Named Executive Officers.

Grants of Plan-Based Awards in Fiscal 2006

	Grant	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock	All Other Option Awards: Number of Securities Underlying Options	Exercise or Base Price of Option Awards	Grant Date Fair Value of Stock and Option Awards
Name	Date	Threshold	Target	Maximum	Threshold	Target	Maximum	or Units	(1)	(2)	(3)

Mr. Bryan	10/3/06	—	—	—	—	—	—	—	200,000	$5.90		$674,000
Mr. Schmitt	10/3/06	—	—	—	—	—	—	—	30,000	$5.85	(4)	$101,400
	10/3/06	—	—	—	—	—	—	—	15,000	$5.90		$50,550
Mr. Jorgens	10/3/06	—	—	—	—	—	—	—	137,500	$5.90		$461,690
Ms. Alderman	10/3/06	—	—	—	—	—	—	—	50,000	$5.90		$168,500
Mr. Bagley	10/3/06	—	—	—	—	—	—	—	42,500	$5.90		$143,225

(1)              Options listed were granted under the Plan and, unless otherwise indicated, vest over four years from the date of grant, with 25% vesting in equal increments at the end of each annual period.

(2)              Except as noted in footnote (4) below, the exercise price of each option award granted on October 3, 2006 is based on the closing price of a share of the Company’s common stock on the grant date.

(3)              Amounts reflect the full grant date fair value of stock and option awards that the Company would expense in its financial statements over the award’s vesting schedule. See Note 3 of Notes to Consolidated Financial Statements set forth in the Company’s Form 10-K for the assumptions used in determining such amounts. These amounts reflect the Company’s accounting expense and do not correspond to the actual value that may be realized by the Named Executive Officers.

(4)              Mr. Schmitt was granted an option to purchase 30,000 shares with an exercise price of $5.85, the closing share price on July 14, 2006, the date the performance objective was satisfied. On October 3, 2006, the date of the next board meeting and the date the option was granted, the closing share price was $5.90 per share. This resulted in potentially adverse tax treatment pursuant to Section 409A. To avoid adverse tax treatment, on March 12, 2007, the Board of Directors cancelled the option and granted an option with identical terms whose exercise price was above fair market value on the date of grant.

OUTSTANDING EQUITY AWARDS

The following table shows for the fiscal year ended December 31, 2006, certain information regarding outstanding equity awards at fiscal year end for the Named Executive Officers.

Outstanding Equity Awards at December 31, 2006

	Option Awards							Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable		Number of Securities Underlying Unexercised Options Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested		Market Value of Shares or Units of Stock That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested
Mr. Bryan	500,000		1,500,000	(1)	—	$4.25	11/14/2015	100,000	(2)	$457,000	—	—
	—		200,000	(3)	—	$5.90	10/3/2016	—		—	—	—
Mr. Schmitt	60,000		90,000	(4)	—	$4.25	11/14/2015	—		—	—	—
	—		30,000	(5)	—	$5.85	10/3/2016	—		—	—	—
	—		15,000	(6)	—	$5.90	10/3/2016	—		—	—	—
Mr. Jorgens	50,000		—		—	$10.92	11/27/2011	—		—	—	—
	185,000	(7)	—		—	$0.75	7/25/2012	—		—	—	—
	300,000	(7)	—		—	$10.45	7/25/2012	—		—	—	—
	200,000		300,000	(8)	—	$4.25	11/14/2015	—		—	—	—
	—		137,000	(9)	—	$5.90	10/3/2016	—		—	—	—
Ms. Alderman	25,000		—		—	$10.45	8/9/2010	—		—	—	—
	162,500		487,500	(10)	—	$4.25	11/14/2015	—		—	—	—
	—		50,000	(11)	—	$5.90	10/3/2016	—		—	—	—
Mr. Bagley	100,000		150,000	(12)	—	$4.25	11/14/2015	—		—	—	—
	—		42,500	(13)	—	$5.90	10/3/2016	—		—	—	—

    (1)   500,000 options to vest on each of November 14, 2007, November 14, 2008 and November 14, 2009.

    (2)   50,000 shares to vest on each of July 14, 2007 and July 14, 2008.

    (3)   50,000 options to vest on each of October 3, 2007, October 3, 2008, October 3, 2009 and October 3, 2010.

    (4)   30,000 options to vest on each of November 14, 2007, November 14, 2008 and November 14, 2009.

    (5)   7,500 options to vest on each of October 3, 2007, October 3, 2008, October 3, 2009 and October 3, 2010.

    (6)   3,750 options to vest on each of October 3, 2007, October 3, 2008, October 3, 2009 and October 3, 2010.

    (7)   The vested portions of these options will automatically terminate on the earliest of: (i) if the Company completes a successful public offering of its shares or lists its shares on a national exchange or Nasdaq then upon the later of (a) the first anniversary of the effective date of a public offering or listing of the Company’s shares on a national exchange or Nasdaq, or (b) the first anniversary of the expiration date of any lock-up agreement as a result of the offering; and (ii) the expiration date of the option.

    (8)   100,000 options to vest on each of November 14, 2007, November 14, 2008 and November 14, 2009.

    (9)   34,250 options to vest on each of October 3,  2007, October 3, 2008, October 3, 2009 and October 3, 2010.

(10)   162,500 options to vest on each of November 14, 2007, November 14, 2008 and November 14, 2009.

(11)   12,500 options to vest on each of October 3, 2007, October 3, 2008, October 3, 2009 and October 3, 2010.

(12)   50,000 options to vest on each of November 14, 2007, November 14, 2008 and November 14, 2009.

(13)   10,625 options to vest on each of October 3, 2007, October 3, 2008, October 3, 2009 and October 3, 2010.

OPTION EXERCISES AND STOCK VESTED

The following table shows for the fiscal year ended December 31, 2006, certain information regarding option exercises and stock vested during the last fiscal year with respect to the Named Executive Officers.

Option Exercises and Stock Vested in Fiscal 2006

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting	Value Realized on Vesting(1)
Mr. Bryan	—	—	50,000	$285,000
Mr. Schmitt	—	—	—	—
Mr. Jorgens	—	—	100,000	$570,000
Ms. Alderman	—	—	100,000	$570,000
Mr. Bagley	—	—	—	—

(1)          Amounts have been computed by multiplying the number of shares by the Company’s closing price of the underlying shares on the vesting date.

NONQUALIFIED DEFERRED COMPENSATION

During the fiscal year ended December 31, 2006, the Company did not provide non-qualified deferred compensation benefits for any Named Executive Officer.

PENSION BENEFITS

During the fiscal year ended December 31, 2006, the Company did not provide pension benefits for any Named Executive Officer.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL

Employment Agreements with Named Executive Officers and Change-in-Control Arrangements

The Company entered into an employment letter agreement with J. Timothy Bryan, effective as of November 1, 2005, naming him as the Chief Executive Officer of both the Company and ICO North America  Mr. Bryan is entitled to an annual salary of $550,000 under the agreement. The agreement provided for the grant of an option to purchase 2,000,000 shares of Class A common stock under the 2000 Stock Incentive Plan, such option to be inclusive of any options that he would have received for services as a director, and for a grant of 150,000 shares of restricted Class A common stock. Under the agreement, Mr. Bryan’s employment is at-will, and he is subject to termination with or without cause and may leave the Company for any reason. However, if the Company terminates him without cause (other than following a change in control), he is entitled to a lump sum payment of accrued salary and vacation time and reimbursement of expenses, and upon execution of a release of claims, continued salary and vesting of options granted under the plan and restricted stock for 6 months. If Mr. Bryan is terminated without cause within 6 months after a change in control of the Company, upon execution of a release of claims, he was entitled as of December 31, 2006 to the continuation of his salary then in effect for 11 months. The period for which salary was to continue was initially 24 months, but reduced one month for every month after November 2005, until it reached the current 6 month period after April 2007. In case of termination for cause or his resignation, Mr. Bryan would only be entitled to accrued salary and vacation time and unpaid expenses. In addition, in the case of termination for cause, the option granted in connection with the agreement would immediately terminate, notwithstanding any prior vesting. The agreement obligates Mr. Bryan not to compete following termination of employment for a period equal to the longer of 12 months or the applicable severance period.

The Company has entered into an employment letter agreement with Craig Jorgens. Mr. Jorgens is entitled to an annual salary of $570,000 under the agreement. Under the agreement, Mr. Jorgens’ employment is at-will, and he is subject to termination with or without cause and may leave the Company for any reason. However, if the Company terminates him without cause, he is entitled to a lump sum payment of accrued salary and vacation time and reimbursement of expenses, and upon execution of a release of claims, continued salary, and vesting of options granted under the plan for 6 months. In case of termination for cause or his resignation, Mr. Jorgens would only be entitled to accrued salary and vacation time and unpaid expenses. The agreement obligates Mr. Jorgens not to compete following termination of employment for a period equal to 6 months.

The Company has entered into an employment letter agreement with Donna P. Alderman. Ms. Alderman is entitled to an annual salary of $500,000 under the agreement. Additionally, Ms. Alderman’s employment is at-will, and she is subject to termination with or without cause and may leave the Company for any reason; however, if the Company terminates her without cause, she is entitled to a lump sum payment of accrued salary, unused vacation time and reimbursement of expenses, and upon execution of a release of claims, continued salary, and vesting of options granted under the plan for 6 months. In case of termination for cause or her resignation, Ms. Alderman would only be entitled to accrued salary, unused vacation time and unpaid expenses.

David Bagley and Dennis Schmitt have entered into executive employment agreements with one of the Company’s subsidiaries, each for an indefinite term. The agreements entitle them to an annual base salary and a bonus in the target amount of 30% of base salary, for Mr. Bagley, and 20% of base salary for Mr. Schmitt. Each person’s actual bonus compensation, which will be determined by the Company’s subsidiary (upon the recommendation of the Company’s President and approval by the Company’s Compensation Committee), may be more or less than the target amount. As the Company is a development stage enterprise, it expects that determinations will be based on individual performance and financial and non-financial goals and objectives related to progress in implementing its business plan, rather than simply a determination of whether it recognizes, and the amount of, net income in a particular year. Either the Company or the individual may terminate the agreement for any reason with 30 days’ written notice or, in lieu of notice, the Company may pay the individual one month’s base salary, plus any accrued benefits and bonuses. The Company may also terminate for “cause” without notice, in which case the individual will not be entitled to any further compensation, including unpaid bonuses or benefits, other than his accrued salary, unused vacation time and reimbursement of expenses. Each agreement contains a provision requiring the individual to refrain from using or disclosing any of the Company’s or any of its affiliates’ confidential information for 3 years following termination of the agreement.

In addition, the Company has entered into a services agreement with Mr. Schmitt for a one-year term, which can be extended by mutual agreement, pursuant to which he serves as an officer or director of certain of the Company’s subsidiaries. Mr. Schmitt is entitled to a $2,000 fee per month. Either party may terminate the agreement with 10 days’ written notice.

Amended and Restated 2000 Stock Incentive Plan

Under the terms of the Plan, in the event of a Corporate Transaction (as defined in the Plan), the Awards will either automatically become vested and exercisable for a limited period of time, or, depending on the type of Corporate Transaction, will do so if the Awards are not assumed or substituted by a corporate successor.

The following tables summarize the compensation and benefits each named executive officer would have been entitled to receive under their employment or severance agreements and the terms of the perquisites if their employment with the Company had terminated as of December 29, 2006. The tables do not include amounts payable under the 401(k) plan, or the employee benefit plans in which associates are eligible to participate on a non-discriminatory basis (e.g., group health, group term life, accidental death and disability and long-term disability).

Mr. Bryan:

Executive Benefit and Payments Upon Termination	Voluntary Termination		Involuntary (Not for Cause or Constructive) Termination		For Cause Termination	Change in Control		Death
Compensation:
Base salary	$—		$275,000	(1)	$—	$504,167	(2)	$—
Stock option vesting	160,000	(3)	160,000	(3)	—	640,000	(4)	160,000	(3)
Restricted stock vesting	—		—		—	457,000	(5)	—
Benefits and Perquisites:
Accrued vacation pay	14,514		14,514		14,514	—		14,514
Total	$174,514		$449,514		$14,514	$1,601,167		$174,514

(1)   Pursuant to his employment agreement, if Mr. Bryan is terminated without cause, for reasons other than change in control of the Company, upon execution of a release of claims, he is entitled to continuation of his base salary then in effect for a period of 6 months.

(2)   Pursuant to his employment agreement, if Mr. Bryan is terminated without cause within 6 months after a change in control of the Company, upon execution of a release of claims, he is entitled to the continuation of his salary then in effect for 11 months. The period for which salary was to continue was initially 24 months, but reduced one month for every month after November 2005, until it reached the current 6 month period after April 2007.

(3)   Amount represents the difference between the exercise price of the stock options and the fair market value of the underlying common stock as of December 29, 2006, multiplied by the number of shares scheduled to vest over the next six months.

(4)   Amount represents the difference between the exercise price of the stock options and the fair market value of the underlying common stock as of December 29, 2006, multiplied by the number of accelerated shares. In addition, this amount assumes that the underlying stock options are not assumed or substituted by the successor company in connection with a change in control. Pursuant to the terms of the Plan, stock options will accelerate following a change in control (for some transactions, only if they are not assumed or substituted by the successor company) even if employment is not terminated.

(5)   Amount represents the fair market value of the underlying common stock as of December 29, 2006, multiplied by the number of accelerated shares. In addition, this amount assumes that the underlying restricted stock awards are not assumed or substituted by the successor company in connection with a change in control. Pursuant to the terms of the Plan, restricted stock awards will accelerate following a change in control (for some transactions, only if they are not assumed or substituted by the successor company) even if employment is not terminated.

Mr. Schmitt:

Executive Benefit and Payments Upon Termination	Voluntary Termination		Involuntary (Not for Cause or Constructive) Termination		For Cause Termination	Change in Control		Death
Compensation:
Base salary	$18,700	(1)	$18,700	(1)	$—	$18,700	(1)	$—
Short-term incentive (2)	44,880		44,880		—	44,880		44,880
Stock option vesting	19,200	(3)	19,200	(3)	—	48,000	(4)	19,200	(3)
Benefits and Perquisites:
Life insurance proceeds	—		—		—	—		408,000
Accrued vacation pay	20,804		20,804		20,804	20,804		20,804
Total	$103,584		$103,584		$20,804	$132,384		$492,884

(1)          Pursuant to his employment agreement, Mr. Schmitt may voluntarily terminate his employment with the Company, or the Company may elect to terminate his employment, upon 30 days’ written notice. In lieu of notice or upon receipt of notice of resignation, the Company may elect to terminate employment immediately, and pay Mr. Schmitt one month base salary.

(2)          Pursuant to his employment agreement, if Mr. Schmitt voluntarily terminates his employment with the Company, or is terminated by the Company for any reason other than “for cause,” his discretionary 20% bonus shall be adjusted to reflect his aggregate base salary paid for the portion of the year he was employed by the Company, and such discretionary bonus, if any, shall be paid within 30 days’ following the date of termination. If Mr. Schmitt is terminated “for cause,” he would be ineligible for a bonus.

(3)          Amount represents the difference between the exercise price of the stock options and the fair market value of the underlying common stock as of December 29, 2006, multiplied by the number of vested shares as of December 29, 2006.

(4)          Amount represents the difference between the exercise price of the stock options and the fair market value of the underlying common stock as of December 29, 2006, multiplied by the number of accelerated shares. In addition, this amount assumes that the underlying stock options are not assumed or substituted by the successor company in connection with a change in control. Pursuant to the terms of the Plan, stock options will accelerate following a change in control (for some transactions, only if they are not assumed or substituted by the successor company) even if employment is not terminated.

Mr. Jorgens:

Executive Benefit and Payments Upon Termination	Voluntary Termination		Involuntary (Not for Cause or Constructive) Termination		For Cause Termination	Change in Control		Death
Compensation:
Base salary	$—		$285,000	(1)	$—	$285,000	(1)	$—
Stock option vesting	770,700	(2)	770,700	(2)	—	866,700	(3)	770,700	(2)
Benefits and Perquisites:
Life insurance proceeds	—		—		—	—		200,000
Accrued vacation pay	49,875		49,875		49,875	49,875		49,875
Total	$820,575		$1,105,575		$49,875	$1,201,575		$1,020,575

(1)          Pursuant to his employment agreement, if Mr. Jorgens is terminated without cause, upon execution of a release of claims, he is entitled to continuation of his base salary then in effect for a period of 6 months.

(2)          Amount represents the difference between the exercise price of the stock options and the fair market value of the underlying common stock as of December 29, 2006, multiplied by the number of shares scheduled to vest over the next 6 months.

(3)          Amount represents the difference between the exercise price of the stock options and the fair market value of the underlying common stock as of December 29, 2006, multiplied by the number of accelerated shares. In addition, this amount assumes that the underlying stock options are not assumed or substituted by the successor company in connection with a change in control. Pursuant to the terms of the Plan, stock options will accelerate following a change in control (for some transactions, only if they are not assumed or substituted by the successor company) even if employment is not terminated.

Ms. Alderman:

Executive Benefit and Payments Upon Termination	Voluntary Termination		Involuntary (Not for Cause or Constructive) Termination		For Cause Termination	Change in Control		Death
Compensation:
Base salary	$—		$250,000	(1)	$—	$250,000	(1)	$—
Stock option vesting	52,000	(2)	52,000	(2)	—	208,000	(3)	52,000	(2)
Benefits and Perquisites:
Life insurance proceeds	—		—		—	—		200,000
Accrued vacation pay	16,673		16,673		16,673	16,673		16,673
Total	$68,673		$318,673		$16,673	$474,673		$268,673

(1)          Pursuant to her employment agreement, if Ms. Alderman is terminated without cause, upon execution of a release of claims, she is entitled to continuation of her base salary then in effect for a period of 6 months.

(2)          Amount represents the difference between the exercise price of the stock options and the fair market value of the underlying common stock as of December 29, 2006, multiplied by the number of shares scheduled to vest over the next 6 months.

(3)          Amount represents the difference between the exercise price of the stock options and the fair market value of the underlying common stock as of December 29, 2006, multiplied by the number of accelerated shares. In addition, this amount assumes that the underlying stock options are not assumed or substituted by the successor company in connection with a change in control. Pursuant to the terms of the Plan, stock options will accelerate following a change in control (for some transactions, only if they are not assumed or substituted by the successor company) even if employment is not terminated.

Mr. Bagley:

Executive Benefit and Payments Upon Termination	Voluntary Termination		Involuntary (Not for Cause or Constructive) Termination		For Cause Termination	Change in Control		Death
Compensation:
Base salary	$22,138	(1)	$22,138	(1)	$—	$22,138	(1)	$—
Short-term incentive(2)	79,695		79,695		—	79,695		79,695
Stock option vesting	32,000	(3)	32,000	(3)	—	80,000	(4)	32,000	(3)
Benefits and Perquisites:
Life insurance proceeds	—		—		—	—		483,000
Accrued vacation pay	11,069		11,069		11,069	11,069		11,069
Total	$144,902		$144,902		$11,069	$192,902		$605,764

(1)          Pursuant to his employment agreement, Mr. Bagley may voluntarily terminate his employment with the Company, or the Company may elect to terminate his employment, upon 30 days’ written notice. In lieu of notice or upon receipt of notice of resignation, the Company may elect to terminate employment immediately, and pay Mr. Bagley one month base salary.

(2)          Pursuant to his employment agreement, if Mr. Bagley voluntarily terminates his employment with the Company, or is terminated by the Company for any reason other than “for cause,” his discretionary 30% bonus shall be adjusted to reflect his aggregate base salary paid for the portion of the year he was employed by the Company, and such discretionary bonus, if any, shall be paid within 30 days’ following the date of termination. If Mr. Bagley is terminated “for cause,” he would be ineligible for a bonus.

(3)          Amount represents the difference between the exercise price of the stock options and the fair market value of the underlying common stock as of December 29, 2006, multiplied by the number of vested shares as of December 29, 2006.

(4)          Amount represents the difference between the exercise price of the stock options and the fair market value of the underlying common stock as of December 29, 2006, multiplied by the number of accelerated shares. In addition, this amount assumes that the underlying stock options are not assumed or substituted by the successor company in connection with a change in control. Pursuant to the terms of the Plan, stock options will accelerate following a change in control (for some transactions, only if they are not assumed or substituted by the successor company) even if employment is not terminated.

DIRECTOR COMPENSATION

The following table shows for the fiscal year ended December 31, 2006 certain information with respect to the compensation of all non-employee directors of the Company.

Director Compensation for Fiscal 2006

Name	Fees Earned or Paid in Cash		Stock Awards (2)	Option Awards (3)(4)(5)		Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation		Total
Mr. Craig O. McCaw	—		—	$90,994		—	—	—		$90,994
Mr. Barry L. Rowan	$15,000	(1)	—	$73,494	(6)	—	—	—		$88,494
Mr. David Wasserman	$30,000	(1)(7)	—	$90,994	(8)	—	—	—		$120,994
Mr. Benjamin G. Wolff	—		—	$23,194		—	—	—		$23,194
Mr. R. Gerard Salemme	—		$846,428	$360,756	(10)	—	—	$150,000	(9)	$1,357,184
Mr. Samuel I. Ginn	$20,000	(1)	—	$113,129	(11)	—	—	—		$133,129

(1)             Amounts represent annual service cash payments to independent directors in the amount of $30,000 for a full year of service on the Board of Directors in accordance with the Company’s Board Compensation Policy. Messrs. Ginn and Rowan were elected during 2006 and received a pro-rated percentage of the annual service amount. All annual service cash payments were paid in 2007 for services rendered in 2006.

(2)             Amounts represent the dollar amounts recognized as stock-based compensation expense in 2006 for financial accounting purposes, related to restricted stock awards granted to certain directors in 2005, determined in accordance with SFAS 123(R). These amounts do not correspond to the actual value that may or will be recognized by the directors. See Note 3 of Notes to Consolidated Financial Statements set forth in the Company’s Form 10-K for the assumptions used in determining such amounts.

(3)             Amounts represent the dollar amounts recognized as stock-based compensation expense in 2006 for financial accounting purposes, related to stock options granted to each director in 2006 and in prior years, before reflecting forfeitures, determined in accordance SFAS 123(R). These amounts do not correspond to the actual value that may or will be recognized by the directors. See Note 3 of Notes to Consolidated Financial Statements set forth in the Company’s Form 10-K for the assumptions used in determining such amounts.

(4)             Each of the directors named above was granted a non-qualified stock option on October 1, 2006 to purchase 30,000 shares of Class A common stock with an exercise price of $5.85 per share (which is equal to the closing market price of the Company’s common stock on the date of grant) under the Plan. Each option has a term of 10 years and vests over four years from the date of grant, with 25% vesting in equal increments at the end of each annual period thereafter. The grant date fair value of each option grant, determined in accordance with SFAS 123(R), was $99,900. Additional option grants made to certain directors in 2006 are discussed in detail below.

(5)             The following table sets forth the aggregate number of option awards held by each director as of December 31, 2006:

Name	Aggregate Number of Option Awards
Mr. Craig O. McCaw	180,000
Mr. Barry L. Rowan	230,000
Mr. David Wasserman	180,000
Mr. Benjamin G. Wolff	60,000
Mr. R. Gerard Salemme	670,000
Mr. Samuel I. Ginn	230,000

(6)             Mr. Rowan joined the Board of Directors in June 2006. As a new director, Mr. Rowan was granted a non-qualified stock option on June 29, 2006 to purchase 200,000 shares of Class A common stock with an exercise price of $4.65 per share (which is equal to the closing market price of the Company’s common stock on the date of grant) under the Plan. This option has a term of 10 years and vests over four years from the date of grant, with 25% vesting in equal increments at the end of each annual period thereafter. The grant date fair value of this option grant, determined in accordance with SFAS 123(R), was $538,000.

(7)             Represents fees paid to Clayton, Dubilier & Rice, Inc. in connection with Mr. Wasserman’s service on the Board of Directors.

(8)             Represents options granted to Clayton, Dubilier & Rice, Inc. in connection with Mr. Wasserman’s service on the Board of Directors.

(9)             Mr. Salemme received $150,000 for consulting services provided to the Company in 2006, of which $37,500 was paid in 2007.

(10)       Mr. Salemme was granted a non-qualified stock option on October 3, 2006, for consulting services provided to the Company, to purchase 20,000 shares of Class A common stock with an exercise price of $5.90 per share (which is equal to the closing market price of the Company’s common stock on the date of grant) under the Plan. This option has a term of 10 years and vests over four years from the date of grant, with 25% vesting in equal increments at the end of each annual period thereafter. The grant date fair value of this option grant, determined in accordance with SFAS 123(R), was $67,400.

(11)       Mr. Ginn joined the Board of Directors in May 2006. As a new director, Mr. Ginn was granted a non-qualified stock option on May 8, 2006 to purchase 200,000 shares of Class B common stock with an exercise price of $5.55 per share (which is equal to the closing market price of the Company’s common stock on the date of grant) under the Plan. This option has a term of 10 years and vests over four years from the date of grant, with 25% vesting in equal increments at the end of each annual period thereafter. The grant date fair value of this option grant, determined in accordance with SFAS 123(R), was $662,000.

Director Equity Compensation

Pursuant to the Company’s Board Compensation Policy in effect at December 31, 2006, members of the Board of Directors who are not employees receive an initial service option grant to purchase 100,000 shares of Class A common stock at the current fair market value price at the time they are elected to the Board of Directors. The initial service options will become 25% vested following each full year of service as a board member, beginning with the date the options are granted, with the effect that the initial service options become fully vested following four years of service. On October 1 of each year, each non-employee director is automatically granted an annual service option grant to purchase 30,000 shares of Class A common stock at the current fair market value price on the date of grant. The annual service option grants will become 25% vested following each year of service, beginning as of the date of grant and continuing through the following September 30, with the effect that the annual service options become fully vested and exercisable after four years of service on the board.

Additionally, non-employee members of the Board of Directors who serve on the Audit Committee and Strategy Committee of the Board of Directors receive options to purchase 50,000 shares of Class A common stock at the current fair market value price, granted on the date of appointment to such committee. The member of the Audit Committee who serves as chairman receives a grant to purchase an additional 50,000 shares of Class A common stock on the date appointed as chairman of the Audit Committee. All committee option grants become 25% vested following each year of service on the committee, following the date of appointment, with the effect that the committee service option grants become fully vested after four years of service on the committee, or as chairman of the Audit Committee, as applicable.

Currently, non-employee members of the Board of Directors who serve on the Compensation Committee of the Board of Directors receive options to purchase 25,000 shares of Class A common stock at the current fair market value price, granted on the date of appointment to such committee. The member of the Compensation Committee who serves as chairman receives a grant to purchase an additional 25,000 shares of Class A common stock on the date appointed as chairman of the Compensation Committee. Committee option grants become 25% vested following each year of service on the committee, following the date of appointment, with the effect that the committee service option grants become fully vested after four years of service on the committee, or as chairman of the Compensation Committee, as applicable.

Generally, all stock options granted under our Plan have a term of 10 years. Pursuant to the terms of the Plan, stock options will accelerate following a change in control, for some transactions, only if they are not assumed or substituted by the successor company.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Related-Person Transactions Policy and Procedures

The Company has not adopted a written Related-Person Transactions Policy that sets forth the Company’s policies and procedures regarding the identification, review, consideration and approval or ratification of “related-persons transactions.”  The Audit Committee approves any transaction between the Company and a related person. A related person is any executive officer, director, or more than 5% stockholder of the Company, including any of their immediate family members, and any entity owned or controlled by such persons.

Certain Related-Person Transactions

Eagle River Satellite Holdings LLC

Eagle River Satellite Holdings LLC is the Company’s controlling stockholder with an economic interest of approximately 33% and a voting interest of approximately 69%.

In 2002, the Company entered into a $37.5 million loan agreement with Eagle River Investments, LLC bearing interest at 12% per annum. In 2004, the Company repaid the principal, along with accrued interest of $5.4 million. In connection with this loan agreement, the Company issued warrants to Eagle River Investments, LLC to purchase an aggregate of 3,000,000 shares of its Class A common stock at a weighted-average exercise price of $0.01 per share. In July 2006, these warrants were transferred to Eagle River Satellite Holdings LLC and all such warrants remain outstanding at December 31, 2006 and are exercisable through December 12, 2012.

In November 2005, the Company entered into an agreement with Eagle River, Inc. to provide advisory services to the Company. This agreement has an annual fee of $500,000 and is payable in quarterly installments in stock or cash, at the Company’s option. From November 11, 2005 through December 31, 2006, the Company has elected to make all payments in Class A common stock and has issued 97,551 shares as consideration. As of December 31, 2006, the Company owed Eagle River, Inc. approximately $42,000, pursuant to this advisory services agreement.

Davis Wright Tremaine

A member of the Board of Directors of the Company, who is also an officer of Eagle River, Inc., is the spouse of a partner at the law firm Davis Wright Tremaine which provides the Company with ongoing legal services. Total payments made to Davis Wright Tremaine were $1.3 million for the year ended December 31, 2006.

Indemnification Agreements

The Company has entered into indemnity agreements with certain officers and directors which provide, among other things, that the Company will indemnify such officer or director, under the circumstances and to the extent provided for therein, for expenses, damages, judgments, fines and settlements he or she may be required to pay in actions or proceedings which he or she is or may be made a party by reason of his or her position as a director, officer or other agent of the Company, and otherwise to the fullest extent permitted under Delaware law and the Company’s Bylaws.

Under an indemnification agreement between the Company and Eagle River Investments, LLC, we are required to indemnify, defend, and hold harmless Eagle River, its affiliates, and their respective members, directors, officers, agents, employees and controlling persons against claims, liabilities, losses, damages and fees and expenses incurred resulting from, or in connection with, the fact that such entity or person is or was a shareholder, director, officer, or employee of the Company or any of its subsidiaries, or based on an alleged breach of his or her fiduciary duty as a director or officer of the Company or any of its subsidiaries. The indemnification obligation is subject to certain exceptions, including losses and damages incurred through certain violations of the U.S. securities laws and damages caused by acts that a court determines to be a breach of fiduciary duties, gross negligence, or willful misconduct. We agreed to advance reasonable costs and expenses incurred for defending any claim upon receipt of an undertaking to repay the advanced amounts if it is ultimately determined the indemnitee was not entitled to indemnification under the agreement.

Under an indemnification agreement with Cascade Investment, we are similarly required to indemnify Cascade Investment, its affiliates (including Mente), and their respective members, directors, officers, agents, employees and controlling persons.

We are also a party to an indemnification agreement with CDR-Satco, Clayton, Dubilier & Rice, Inc. (“CD&R”) and The Clayton, Dubilier & Rice Fund VI Limited Partnership, which obligates us to indemnify, defend, and hold harmless each of those entities and their respective directors, officers, partners, members, employees, agents and controlling persons under the same general terms as the indemnification agreement with Eagle River, other than the addition of an obligation to indemnify for any claims arising out of or based upon the provision by CD&R of any consulting services (except to the extent a court finds that any of the indemnitees acted with gross negligence or intentional misconduct).

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are ICO’S stockholders will be “householding” our proxy materials. A single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report, please notify your broker. Direct your written request to ICO, 11700 Plaza America Drive, Suite 1010, Reston, Virginia 20190, Attn: General Counsel or contact John Flynn at (703) 964-1400. Stockholders who currently receive multiple copies of the proxy statement at their addresses and would like to request “householding” of their communications should contact their brokers.

OTHER MATTERS

The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

John L. Flynn
Corporate Secretary

April 30, 2007

A copy of the Company’s Annual Report to the Securities and Exchange Commission on Form 10-K for the fiscal year ended December 31, 2006 is available without charge upon written request to: Corporate Secretary, ICO Global Communications (Holdings) Limited, 11700 Plaza America Drive, Suite 1010, Reston, Virginia 20190.

APPENDIX A

AMENDED AND RESTATED 2000 STOCK INCENTIVE PLAN

ICO GLOBAL COMMUNICATIONS (HOLDINGS) LIMITED
~~AMENDED AND RESTATED2000~~2000 STOCK INCENTIVE PLAN
As Amended And Restated Effective June 15, 2007

SECTION 1. PURPOSE

The ~~purpose of the~~ ICO Global Communications (Holdings) Limited ~~Amended and Restated~~ 2000 Stock Incentive Plan ~~(the "Plan")~~ was initially adopted following stockholder approval on May 10, 2000 and was subsequently amended and restated on August 9, 2000 and November 17, 2005. The Plan is hereby amended and restated to increase the number of shares available for issuance, to authorize additional types of awards, to add provisions to satisfy tax deduction requirements, to reflect the status of the Company as publicly traded and to make other changes.

The purpose of the Plan is to enhance the long-term stockholder value of ~~New~~ ICO Global Communications (Holdings) Limited, a Delaware corporation (the “Company”), by offering opportunities to selected persons to participate in the Company’s growth and success, and to encourage them to remain in the service of the Company and its Related Corporations (as defined in Section 2) and to acquire and maintain stock ownership in the Company.

SECTION 2. DEFINITIONS

For purposes of the Plan, the following terms shall be defined as set forth below:

“Acquired Entity”   has the meaning set forth in Section 6.3.

“Acquisition Transaction”   has the meaning set forth in Section 6.3.

“Award”   means an award or grant made pursuant to the Plan, including awards or grants of ~~Stock~~ Options, Stock Appreciation Rights, Stock Awards, or any combination of the foregoing.

“Board”   means the Board of Directors of the Company.

“Cause”   means dismissal for willful material misconduct or failure to discharge duties, conviction or confession of a crime punishable by law (except minor violations), the performance of an illegal act while purporting to act in the Company’s behalf, or engaging in activities directly in competition or antithetical to the best interests of the Company, such as dishonesty, fraud, unauthorized use or disclosure of confidential information or trade secrets, in each case as determined by the Plan Administrator, and its determination shall be conclusive and binding.

“Code”   means the Internal Revenue Code of 1986, as amended from time to time.

“Common Stock”   means common stock, par value $.01 per share, of the Company as described in each Award agreement.

“Corporate Transaction”   means any of the following events:

(a)   Consummation of any merger or consolidation of the Company with or into another corporation, including a COM Affiliate;

(b)   Consummation of any sale, lease, exchange or other transfer in one transaction or a series of related transactions of all or substantially all the Company’s outstanding securities or substantially all the Company’s assets other than a transfer of the Company’s assets to a majority-owned subsidiary corporation (as defined in Section ~~8.3~~8.8) of the Company or a COM Affiliate; or

(c)   ~~After the initial registration of the Common Stock under Section 12(b) or 12(g) of the Exchange Act, any~~Any acquisition by a person, other than Craig O. McCaw or a COM Affiliate, within the meaning of Section 3(a)(9) or of Section 13(d)(3) (as in effect on the date of adoption of the Plan) of the Exchange Act of a majority or more of the Company’s outstanding voting securities (whether directly or indirectly, beneficially or of record). Ownership of voting securities shall take into account and shall include ownership as determined by applying Rule 13d-3(d)(1)(i) (as in effect on the date of adoption of the Plan) under the Exchange Act. For purposes of this definition, a “COM Affiliate” shall mean any entity which Craig O. McCaw or Eagle River Investments LLC (“Eagle River”) controls directly or indirectly through one or more intermediaries. For purposes of this definition, an entity shall be deemed to be controlled by Craig O. McCaw or Eagle River if (and only for so long as) (x) Craig O. McCaw or Eagle River has the right to vote by ownership, proxy or otherwise securities constituting 5% or more of the voting power of such entity if such entity has equity securities registered and files reports under the Exchange Act, as amended, or otherwise owns securities constituting 50% or more of the voting power of such entity (if not reporting); (y)  Craig O. McCaw or Eagle River possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such entity, whether through the ownership of voting securities, by contract or otherwise; or (z) with respect to a charitable trust, foundation or nonprofit corporation, Craig O. McCaw or Eagle River is the sole trustee or director or has the power to appoint a majority of the trustees or directors thereof. ~~Notwithstanding the foregoing, the following shall be deemed COM Affiliates: New Satco Holdings, Inc., Teledesic Corporation, Teledesic LLC, Teledesic Holdings Limited, Nextel Communications, Inc. and NEXTLINK Communications, Inc.~~

“Disability,”   unless otherwise defined by the Plan Administrator, means a mental or physical impairment of the Participant that is expected to result in death or that has lasted or is expected to last for a continuous period of 12 months or more and that causes the Participant to be unable, in the opinion of the Plan Administrator, to perform his or her duties for the Company or a Related Corporation and to be engaged in any substantial gainful activity.

“Early Retirement”   means termination of service prior to Retirement on terms and conditions approved by the Plan Administrator.

“Effective Date”   ~~*has the meaning set forth in Section *17.~~means May 10, 2000, the date the Plan was originally approved by the stockholders of the Company.

“Exchange Act”   means the Securities Exchange Act of 1934, as amended.

“Fair Market Value”   shall be as established in good faith by the Plan Administrator or (a) if the Common Stock is listed on the Nasdaq National Market, the closing sales price for the Common Stock as reported by the Nasdaq National Market for a single trading day or (b) if the Common Stock is listed on the New York Stock Exchange or the American Stock Exchange, the closing sales price for the Common Stock as such price is officially quoted in the composite tape of transactions on such exchange for a single trading day. If there is no such reported price for the Common Stock for the date in question, then such price on the last preceding date for which such price exists shall be determinative of Fair Market Value.

“Grant Date”   means the date on which the Plan Administrator completes the corporate action relating to the grant of an Award and all conditions precedent to the grant have been satisfied, provided that conditions to the exercisability or vesting of Awards shall not defer the Grant Date.

“Incentive Stock Option”   means an Option to purchase Common Stock granted under Section 7 with the intention that it qualify as an “incentive stock option” as that term is defined in Section 422 of the Code.

“Nonqualified Stock Option”   means an Option to purchase Common Stock granted under Section 7 other than an Incentive Stock Option.

“Option”   means the right to purchase Common Stock granted under Section 7.

“Option Term”   has the meaning set forth in Section 7.3.

“Participant”   means (a) the person to whom an Award is granted; (b) for a Participant who has died, the personal representative of the Participant’s estate, the person(s) to whom the Participant’s rights under the Award have passed by will or by the applicable laws of descent and distribution, or the beneficiary designated in accordance with Section 11; or (c) the person(s) to whom an Award has been transferred in accordance with Section 11.

“Plan”   means the ICO Global Communications (Holdings) Limited 2000 Stock Incentive Plan, as amended from time to time.

“Plan Administrator”   means the Board or any committee or committees designated by the Board to administer the Plan under Section 3.1.

“Qualifying Performance Criteria”   has the meaning set forth in Section 9.4.

“Related Corporation”   means any entity that, directly or indirectly, is in control of, or is controlled by, or under common control with the Company.

“Retirement”   means retirement on or after an individual’s normal retirement date under the Company’s 401(k) plan or other similar successor plan applicable to salaried employees, unless otherwise defined by the Plan Administrator from time to time for purposes of the Plan.

“Securities Act”   means the Securities Act of 1933, as amended.

“Stock Appreciation Right” or “SAR”   means an Award granted under Section 7.7 of the right to benefit from an appreciation in value of a specified number of shares of Common Stock over a specified period that may be settled in cash or stock (as determined by the Plan Administrator). The value of the right shall be determined with respect to a specified number of shares of Common Stock equal to or otherwise based on the excess of (i) the Fair Market Value of a share of Common Stock at the time of exercise over (ii) the grant price of the right.

“Stock Award”   means an Award of shares of Common Stock or units denominated in Common Stock granted under Section 9, the rights of ownership of which may be subject to restrictions prescribed by the Plan Administrator.

“Successor Corporation”   has the meaning set forth in Section 12.3.

“Termination Date”   has the meaning set forth in Section 7.6.

SECTION 3. ADMINISTRATION

3.1   Plan Administrator

The Plan shall be administered by the Board and/or a committee or committees (which term includes subcommittees) appointed by, and consisting of two or more members of, the Board (a “Plan Administrator”). ~~If and so~~So long as the Common Stock is registered under Section 12(b) or 12(g) of the Exchange Act, the Board shall consider in selecting the members of any committee acting as Plan Administrator~~, with respect to any persons subject or likely to become subject to Section 16 of the Exchange Act,~~ the provisions regarding (a) “outside directors” as contemplated by Section 162(m) of the Code~~and,~~, (b) ~~"~~ “nonemployee directors~~"~~” as contemplated by Rule 16b-3 under the Exchange Act, and (c) “independent directors” in compliance with applicable requirements of any stock exchange or national market system on which the shares of Common Stock may be listed. Notwithstanding the foregoing, the Board may delegate the responsibility for administering the Plan with respect to designated classes of eligible persons to different committees consisting of one or more members of the Board, subject to such limitations as the Board deems appropriate. Committee members shall serve for such term as the Board may determine, subject to removal by the Board at any time.

3.2   Administration and Interpretation by Plan Administrator

Except for the terms and conditions explicitly set forth in the Plan, the Plan Administrator shall have exclusive authority, in its discretion, to determine all matters relating to Awards under the Plan, including the selection of individuals to be granted Awards, the type of Awards, the number of shares of Common Stock subject to an Award, the price, if any, of an Award, whether to reduce the exercise price of any Option or Stock Appreciation Right to the then current Fair Market Value if the Fair Market Value of the Common Stock covered by such Award shall have decreased since the Grant Date, whether, to what extent, and under what circumstances to offer an exchange or to redeem any previously granted Award for a payment in cash, shares of Common Stock, other securities or another Award, all terms, conditions, restrictions and limitations, if any, of an Award and the terms of any instrument that evidences the Award. The Plan Administrator shall also have exclusive authority to interpret the Plan and the terms of any instrument evidencing the Award and may from time to time adopt and change rules and regulations of general application for the Plan’s administration. The Plan Administrator’s interpretation of the Plan and its rules and regulations, and all actions taken and determinations made by the Plan Administrator pursuant to the Plan, shall be conclusive and binding on all parties involved or affected. The Plan Administrator may delegate administrative duties to such of the Company’s officers as it so determines.

SECTION 4. STOCK SUBJECT TO THE PLAN

4.1   Authorized Number of Shares

Subject to adjustment from time to time as provided in Section 12.1, a maximum of ~~13,000,000 1~~20,000,000 shares of Common Stock shall be available for issuance under the Plan. The aggregate number of shares of Common Stock that may be granted under this Plan during any calendar year to any one Participant shall not exceed 5,000,000 shares, subject to adjustment as provided in Section 12.1 to the extent permitted under Section 162(m) of the Code for Awards intended to qualify as performance-based compensation.

Shares issued under the Plan shall be drawn from authorized and unissued shares or shares now held or subsequently acquired by the Company as treasury shares.

4.2   Reuse of Shares

Any shares of Common Stock that have been made subject to an Award that cease to be subject to the Award (other than by reason of exercise or settlement of the Award to the extent it is exercised for or settled in vested and nonforfeitable shares) shall again be available for issuance in connection with future grants of Awards under the Plan. In the event shares issued under the Plan are reacquired by the Company pursuant to any forfeiture or provision, right of repurchase or right of first refusal, such shares shall again be available for the purposes of the Plan; provided, that the aggregate number of shares that may be issued upon the exercise of Incentive Stock Options shall in no event exceed ~~13,000,000~~ 20,000,000, subject to adjustment from time to time as provided in Section 12.1.

SECTION 5. ELIGIBILITY

Awards may be granted under the Plan to those officers, directors and employees of the Company and its Related Corporations as the Plan Administrator from time to time selects. Awards may also be granted to consultants, agents, advisors and independent contractors who provide services to the Company and its Related Corporations; provided, however, that such Participants (i) are natural persons or an alter-ego entity; (ii) render bona fide services that are not in connection with the offer and sale of the Company’s securities in a capital-raising transaction; and (iii) render bona fide services that do not directly or indirectly promote or maintain a market for the Company’s securities.

~~1 Reflects 2 for one stock dividend effective July 24, 2000.~~

SECTION 6. AWARDS

6.1   Form and Grant of Awards

The Plan Administrator shall have the authority, in its sole discretion, to determine the type or types of Awards to be made under the Plan. Such Awards may include, but are not limited to, Incentive Stock Options, Nonqualified Stock Options, Stock Appreciation Rights and Stock Awards. Awards may be granted singly or in combination.

6.2   Settlement of Awards

The Company may settle Awards through the delivery of shares of Common Stock, the granting of replacement Awards, the payment of cash, or any combination thereof as the Plan Administrator shall determine. Any Award settlement, including payment deferrals, may be subject to such conditions, restrictions and contingencies as the Plan Administrator shall determine. The Plan Administrator may permit or require the deferral of any Award payment, subject to such rules and procedures as it may establish, which may include provisions for the payment or crediting of interest, or dividend equivalents, including converting such credits into deferred stock equivalents. The maximum amount of any payment made under the Plan to settle all or a portion of an Award in cash payable to any one Participant in any calendar year shall not exceed $5,000,000.

6.3   Acquired Company Awards

Notwithstanding anything in the Plan to the contrary, the Plan Administrator may grant Awards under the Plan in substitution for awards issued under other plans, or assume under the Plan awards issued under other plans, if the other plans are or were plans of other acquired entities (“Acquired Entities”) (or the parent or subsidiary of the Acquired Entity) and the new Award is substituted, or the old award is assumed, by reason of a merger, consolidation, acquisition of property or stock, reorganization or liquidation (the “Acquisition Transaction”). If a written agreement pursuant to which the Acquisition Transaction is completed is approved by the Board and that agreement sets forth the terms and conditions of the substitution for or assumption of outstanding awards of the Acquired Entity, those terms and conditions shall be deemed to be the action of the Plan Administrator without any further action by the Plan Administrator, except as may be required for compliance with Rule 16b-3 under the Exchange Act, and the persons holding such awards shall be deemed to be Participants.

SECTION 7. AWARDS OF OPTIONS
AND STOCK APPRECIATION RIGHTS

7.1   Grant of Options

The Plan Administrator is authorized under the Plan, in its sole discretion, to issue Options as Incentive Stock Options or as Nonqualified Stock Options, which shall be appropriately designated.

7.2   Option Exercise Price

The exercise price for shares purchased under an Option shall be as determined by the Plan Administrator, but shall not be less than 100% of the Fair Market Value of the Common Stock on the Grant Date with respect to Incentive Stock Options. For Incentive Stock Options granted to a more than 10% stockholder, the Option exercise price shall be as specified in Section 8.2.

7.3   Term of Options

The term of each Option (the “Option Term”) shall be as established by the Plan Administrator or, if not so established, shall be ten years from the Grant Date. For Incentive Stock Options, the Option Term shall be as specified in Sections 8.2 and 8.4.

7.4   Exercise of Options

The Plan Administrator shall establish and set forth in each instrument that evidences an Option the time at which, or the installments in which, the Option shall vest and become exercisable, which provisions may be waived or modified by the Plan Administrator at any time. If not so established in the instrument evidencing the Option, the Option shall vest and become exercisable according to the following schedule, which may be waived or modified by the Plan Administrator at any time:

Period of Participant’s Continuous Employment or Service With the Company or Its Related Corporations From the Option Grant Date	Portion of Total Option That Is Vested and Exercisable
After 1 year	1/4th
Each additional one-month period of continuous service completed thereafter	An additional 1/48th
After 4 years	100%

To the extent that an Option has vested and become exercisable, the Option may be exercised from time to time by delivery to the Company of a written stock option exercise agreement or notice, in a form and in accordance with procedures established by the Plan Administrator, setting forth the number of shares with respect to which the Option is being exercised, the restrictions imposed on the shares purchased under such exercise agreement, if any, and such representations and agreements as may be required by the Plan Administrator, accompanied by payment in full as described in Section 7.5. The Plan Administrator may prescribe, in lieu of or in addition to written agreements, notices and forms, electronic or telephonic methods or procedures for Option exercises. An Option may be exercised only for whole shares and may not be exercised for less than a reasonable number of shares at any one time, as determined by the Plan Administrator.

7.5   Payment of Exercise Price

The exercise price for shares purchased under an Option shall be paid in full to the Company by delivery of consideration equal to the product of the Option exercise price and the number of shares purchased. Such consideration must be paid in cash or by check or, unless the Plan Administrator in its sole discretion determines otherwise, either at the time the Option is granted or at any time before it is exercised, in any combination of:

(a)   cash or check;

(b)   tendering (either actually or~~, if and so long as the Common Stock is registered under Section 12(b) or 12(g) of the Exchange Act,~~ by attestation) shares of Common Stock already owned by the Participant for at least six months (or any shorter period necessary to avoid a charge to the Company’s earnings for financial reporting purposes) having a Fair Market Value on the day prior to the exercise date equal to the aggregate Option exercise price;

(c)   ~~if and so long as the Common Stock is registered under Section 12(b) or 12(g) of the Exchange Act,~~ delivery of a properly executed exercise notice, together with irrevocable instructions, to (i) a brokerage firm designated by the Company to deliver promptly to the Company the aggregate amount of sale or loan proceeds to pay the Option exercise price and any withholding tax obligations that may arise in connection with the exercise and (ii) the Company to deliver the certificates for such purchased shares directly to such brokerage firm, all in accordance with the regulations of the Federal Reserve Board; or

(d)   such other consideration as the Plan Administrator may permit. ~~In addition, to assist a Participant (including a Participant who is an officer or a director of the Company) in acquiring shares of Common Stock pursuant to an Award granted under the Plan, the Plan Administrator, in its sole discretion, may authorize, either at the Grant Date or at any time before the acquisition of Common Stock pursuant to the Award, (i) the payment by a Participant of a full-recourse promissory note, (ii) the payment by the Participant of the purchase price, if any, of the Common Stock in installments, or (iii) the guarantee by the Company of a full recourse loan obtained by the Participant from a third party.  Subject to the foregoing, the Plan Administrator shall in its sole discretion specify the terms of any loans, installment payments or loan guarantees, including the interest rate and terms of and security for repayment.~~

7.6   Post-Termination Exercises

The Plan Administrator shall establish and set forth in each instrument that evidences an Option whether the Option shall continue to be exercisable, and the terms and conditions of such exercise, if a Participant ceases to be employed by, or to provide services to, the Company or its Related Corporations, which provisions may be waived or modified by the Plan Administrator at any time. If not so established in the instrument evidencing the Option, the Option shall be exercisable according to the following terms and conditions, which may be waived or modified by the Plan Administrator at any time:

(a)   Any portion of an Option that is not vested and exercisable on the date of termination of the Participant’s employment or service relationship (the “Termination Date”) shall expire on such date.

(b)   Any portion of an Option that is vested and exercisable on the Termination Date shall expire upon the earliest to occur of

(i)    if the Participant’s Termination Date occurs for reasons other than Cause, death, Disability, Early Retirement or Retirement, the three-month anniversary of such Termination Date;

(ii)   if the Participant’s Termination Date occurs by reason of Retirement or Early Retirement, the one-year anniversary of such Termination Date;

(iii)  if the Participant’s Termination Date occurs by reason of Disability or death, the one-year anniversary of such Termination Date; and

(iv)  the last day of the Option Term.

Notwithstanding the foregoing, if the Participant dies after the Termination Date while the Option is otherwise exercisable, the portion of the Option that is vested and exercisable on such Termination Date shall expire upon the earlier to occur of (y) the last day of the Option Term and (z) the first anniversary of the date of death, unless the Plan Administrator determines otherwise.

Also notwithstanding the foregoing, in case of termination of the Participant’s employment or service relationship for Cause, the Option shall automatically expire at the time the Company first notifies the Participant of such termination, unless the Plan Administrator determines otherwise. If a Participant’s employment or service relationship with the Company is suspended pending an investigation of whether the Participant shall be terminated for Cause, all the Participant’s rights under any Option likewise shall be suspended during the period of investigation, unless the Plan Administrator determines otherwise. If any facts that would constitute Cause for termination or removal of a Participant are discovered after the Participant’s relationship with the Company or its Related Corporation has ended, any Option then held by the Participant may be immediately terminated by the Plan Administrator, in its sole discretion.

A Participant’s transfer of employment or service relationship between or among the Company and its Related Corporations, or a change in status from an employee to a consultant, agent, advisor or independent contractor or a change in status from a consultant, agent, advisor or independent contractor to an employee, shall not be considered a termination of employment or service relationship for purposes of this Section 7. The effect of a Company-approved leave of absence on the terms and conditions of an Option shall be determined by the Plan Administrator, in its sole discretion.

7.7   Grant of Stock Appreciation Rights

The Plan Administrator is authorized under the Plan, in its sole discretion, to grant Stock Appreciation Rights to Participants.

7.8   Grant Price

The grant price of a Stock Appreciation Right shall be as determined by the Plan Administrator, but shall not be less than 100% of the Fair Market Value of a share of Common Stock on the Grant Date.

7.9   Term of Stock Appreciation Rights

The term of each Stock Appreciation Right shall be as established by the Plan Administrator and shall not exceed ten years from the Grant Date.

7.10   Exercise of Stock Appreciation Rights

The Plan Administrator shall establish and set forth in each instrument that evidences a Stock Appreciation Right the time or times at which the Stock Appreciation Right may be exercised in whole or in part. The payment upon exercise of the Stock Appreciation Right may be in cash, shares of Common Stock or any combination thereof, or in any other manner approved by the Plan Administrator in its sole discretion. The Plan Administrator’s determination as to the form of settlement shall be set forth in the instrument that evidences the Stock Appreciation Right.

7.11   Post—Termination Stock Appreciation Right Exercises

The Plan Administrator shall establish and set forth in each instrument that evidences a Stock Appreciation Right whether the Stock Appreciation Right shall continue to be exercisable, and the terms and conditions of such exercise, if a Participant ceased to be employed by, or to provide services to, the Company or its Related Corporations, which provisions may be waived or modified by the Plan Administrator at any time. If not so established in the instrument evidencing the Stock Appreciation Right, the Stock Appreciation Right shall be exercisable according to the terms and conditions set forth in Section 7.6, which may be waived or modified by the Plan Administrator at any time.

SECTION 8. INCENTIVE STOCK OPTION LIMITATIONS

To the extent required by Section 422 of the Code, Incentive Stock Options shall be subject to the following additional terms and conditions:

8.1   Dollar Limitation

To the extent the aggregate Fair Market Value (determined as of the Grant Date) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time during any calendar year (under the Plan and all other stock option plans of the Company) exceeds $100,000, such portion in excess of $100,000 shall be treated as a Nonqualified Stock Option. In the event the Participant holds two or more such Options that become exercisable for the first time in the same calendar year, such limitation shall be applied on the basis of the order in which such Options are granted.

8.2   More Than 10% Stockholders

If an individual owns more than 10% of the total combined voting power of all classes of the  stock of the Company or of its parent or subsidiary corporations, then the exercise price per share of an Incentive Stock Option granted to such individual shall not be less than 110% of the Fair Market Value of the Common Stock on the Grant Date and the Option Term shall not exceed five years. The determination of more than 10% ownership shall be made in accordance with Section 422 of the Code.

8.3   Eligible Employees

Individuals who are not employees of the Company or one of its parent corporations or subsidiary corporations may not be granted Incentive Stock Options.

8.4   Term

Subject to Section 8.2, the Option Term shall not exceed ten years.

8.5   Exercisability

An Option designated as an Incentive Stock Option shall cease to qualify for favorable tax treatment as an Incentive Stock Option to the extent it is exercised (if permitted by the terms of the Option) (a) more than three months after the Termination Date for reasons other than death or Disability, (b) more than one year after the Termination Date by reason of Disability, or (c) after the Participant has been on leave of absence for more than 90 days, unless the Participant’s reemployment rights are guaranteed by statute or contract.

8.6   Taxation of Incentive Stock Options

In order to obtain certain tax benefits afforded to Incentive Stock Options under Section 422 of the Code, the Participant must hold the shares issued upon the exercise of an Incentive Stock Option for two years after the Grant Date and one year from the date of exercise. A Participant may be subject to the alternative minimum tax at the time of exercise of an Incentive Stock Option. The Participant shall give the Company prompt notice of any disposition of shares acquired by the exercise of an Incentive Stock Option prior to the expiration of such holding periods.

8.7   Stockholder Approval

If the stockholders of the Company do not approve the Plan within 12 months after the Board of Director’s adoption of the Plan, any Incentive Stock Options will become Nonqualified Stock Options.

8.8   Code Definitions

For purposes of this Section 8, “parent corporation,” “subsidiary corporation” and “Disability” shall have the meanings attributed to those terms for purposes of Section 422 of the Code.

SECTION 9. STOCK AWARDS

9.1   Grant of Stock Awards

The Plan Administrator is authorized to make Awards of Common Stock or Awards denominated in units of Common Stock, including but not limited to Awards of restricted stock, restricted stock units, performance awards or performance units and stock bonuses, on such terms and conditions and subject to such restrictions, if any (which may be based on continuous service with the Company or the achievement of performance goals), as the Plan Administrator shall determine, in its sole discretion, which terms, conditions and restrictions shall be set forth in the instrument evidencing the Award. The terms, conditions and restrictions that the Plan Administrator shall have the power to determine shall include, without limitation, the manner in which shares subject to Stock Awards are held during the periods they are subject to restrictions and the circumstances under which forfeiture of the Stock Award shall occur by reason of termination of the Participant’s employment or service relationship.

9.2   Issuance of Shares

Upon the satisfaction of any terms, conditions and restrictions prescribed in respect to a Stock Award, or upon the Participant’s release from any terms, conditions and restrictions of a Stock Award, as determined by the Plan Administrator, the Company shall release, as soon as practicable, to the Participant or, in the case of the Participant’s death, to the personal representative of the Participant’s estate or as the appropriate court directs, the appropriate number of shares of Common Stock.

9.3   Waiver of Restrictions

Notwithstanding any other provisions of the Plan, the Plan Administrator may, in its sole discretion, waive the forfeiture period and any other terms, conditions or restrictions on any Stock Award under such circumstances and subject to such terms and conditions as the Plan Administrator shall deem appropriate.

9.4   Performance Criteria; Section 162(m)

The Plan Administrator is authorized under the Plan, in its sole discretion, to issue Awards, in any form permitted under the Plan, under which the grant, issuance, retention, vesting and/or transferability of any Award is subject to the attainment of such performance criteria and such additional terms or conditions as the Plan Administrator may designate.

The Plan Administrator shall also have the authority to grant Awards to Participants that are intended to satisfy the performance-based compensation requirements of Section 162(m) of the Code, including the attainment of pre-established goals based upon Qualifying Performance Criteria, the material terms of which have been disclosed to and approved by the stockholders of the Company.

“Qualifying Performance Criteria” shall mean one or more of the following performance criteria applied to the individual, the Company as a whole, a Related Corporation, a business unit, or any combination thereof, and measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to a previous year’s results or to a designated comparison group, in each case as specified by the Plan Administrator in the Award agreement: (i) revenue, (ii) earnings before interest, taxes, depreciation and amortization (EBITDA), (iii) operating expenses, (iv) operating profit or operating margins, (v) earnings per share, (vi) stock price, (vii) cash flow, (viii) financing, (ix) contract settlements, (x) satellite launches, (xi) strategic partnerships, (xii) market share, and (xiii) regulatory achievements, subject to adjustment by the Plan Administrator to remove the effect of charges for restructurings, discontinued operations, extraordinary items and all items of gain, loss or expense determined to be extraordinary or unusual in nature or infrequent in occurrence, related to the disposal of a segment or a business, or related to a change in accounting principle or otherwise.

For Awards intended to satisfy the requirements of Section 162(m) of the Code for qualifying performance-based compensation, the Plan Administrator shall designate the Qualifying Performance Criteria and establish the objective performance goals in writing not later than 90 days after the beginning of the applicable performance period, or any other period permitted under Section 162(m). The Plan Administrator must certify in writing prior to payment of the compensation subject to the Award the extent to which the pre-established performance goals and any other material terms have been satisfied.

SECTION 10. WITHHOLDING

The Company may require the Participant to pay to the Company the amount of any withholding taxes that the Company is required to withhold with respect to the grant, vesting or exercise of any Award. Subject to the Plan and applicable law, the Plan Administrator may, in its sole discretion, permit the Participant to satisfy withholding obligations, in whole or in part, (a) by paying cash, (b) by electing to have the Company withhold shares of Common Stock (up to the employer’s minimum required tax withholding rate) or (c) by transferring to the Company shares of Common Stock (already owned by the Participant for the period necessary to avoid a charge to the Company’s earnings for financial reporting purposes), in such amounts as are equivalent to the Fair Market Value of the withholding obligation. The Company shall have the right to withhold from any Award or any shares of Common Stock issuable pursuant to an Award or from any cash amounts otherwise due or to become due from the Company to the Participant an amount equal to such taxes (up to the employer’s minimum required tax withholding rate). The Company may also deduct from any Award any other amounts due from the Participant to the Company or a Related Corporation.

SECTION 11. ASSIGNABILITY

Awards granted under the Plan and any interest therein may not be assigned, pledged or transferred by the Participant and may not be made subject to attachment or similar proceedings otherwise than by will or by the applicable laws of descent and distribution, and, during the Participant’s lifetime, such Awards may be exercised only by the Participant. Notwithstanding the foregoing, and to the extent permitted by Section 422 of the Code with respect to incentive stock options, the Plan Administrator, in its sole discretion, may permit such assignment, transfer and exercisability and may permit a Participant to designate a beneficiary who may exercise the Award or receive payment under the Award after the Participant’s death; provided, however, that any Award so assigned or transferred shall be subject to all the same terms and conditions contained in the instrument evidencing the Award.

SECTION 12. ADJUSTMENTS

12.1   Adjustment of Shares

In the event that, at any time or from time to time, a stock dividend, stock split, spin-off, combination or exchange of shares, recapitalization, merger, consolidation, distribution to stockholders other than a normal cash dividend, or other change in the Company’s corporate or capital structure results in (a) the outstanding shares, or any securities exchanged therefor or received in their place, being exchanged for a different number or kind of securities of the Company or of any other corporation or (b) new, different or additional securities of the Company or of any other corporation being received by the holders of shares of Common Stock of the Company, then the Plan Administrator shall make proportional adjustments in (i) the maximum number and kind of securities subject to the Plan, issuable to any one Participant and issuable as Incentive Stock Options as set forth in Section ~~4.1~~4 and (ii) the number and kind of securities that are subject to any outstanding Award and the per share price of such securities, without any change in the aggregate price to be paid therefor. The determination by the Plan Administrator as to the terms of any of the foregoing adjustments shall be conclusive and binding. Notwithstanding the foregoing, a dissolution or liquidation of the Company or a Corporate Transaction shall not be governed by this Section 12.1 but shall be governed by Sections 12.2 and 12.3, respectively.

12.2   Dissolution or Liquidation

To the extent not previously exercised or settled, and unless otherwise determined by the Plan Administrator in its sole discretion, Options, Stock Appreciation Rights and Stock Awards denominated in units shall terminate immediately prior to the dissolution or liquidation of the Company. To the extent a forfeiture provision or repurchase right applicable to an Award has not been waived by the Plan Administrator, the Award shall be forfeited immediately prior to the consummation of the dissolution or liquidation.

12.3   Corporate Transaction

12.3.1   Options and Stock Appreciation Rights

(a)    In the event of a Corporate Transaction as defined in Section 2 in clause (a) or (b), except as otherwise provided in the instrument evidencing the Award, each outstanding Option and Stock Appreciation Right shall be assumed or continued or an equivalent option or right substituted by the surviving corporation, the successor corporation or its parent corporation, as applicable (the “Successor Corporation”).

(b)   In the event that the Successor Corporation refuses to assume, continue or substitute the Option or Stock Appreciation Right, or in the event of a Corporate Transaction as defined in Section 2 in clause (c), the Participant shall fully vest in and have the right to exercise the Option or Stock Appreciation Right as to all of the shares of Common Stock subject thereto, including shares as to which the Option or Stock Appreciation Right would not otherwise be vested or exercisable. In such case, the Plan Administrator shall notify the Participant in writing or electronically that the Option or Stock Appreciation Right shall be fully vested and exercisable for a specified time period after the date of such notice, and the Option or Stock Appreciation Right shall terminate upon the expiration of such period, in each case conditioned on the consummation of the Corporate Transaction.

(c)    For the purposes of this Section 12.3, the Option or Stock Appreciation Right shall be considered assumed, continued or substituted if, following the Corporate Transaction, the option or right confers the right to purchase or receive, for each share of Common Stock subject to the Option  or Stock Appreciation Right, immediately prior to the Corporate Transaction, the consideration (whether stock, cash, or other securities or property) received in the Corporate Transaction by holders of Common Stock for each share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares); provided, however, that if such consideration received in the Corporate Transaction is not solely common stock of the Successor Corporation, the Plan Administrator may, with the consent of the Successor Corporation, provide for the consideration to be received upon the exercise of the Option or Stock Appreciation Right, for each share of Common Stock subject thereto, to be solely common stock of the Successor Corporation equal in fair market value to the per share consideration received by holders of Common Stock in the Corporate Transaction. The determination of such substantial equality of value of consideration shall be made by the Plan Administrator and its determination shall be conclusive and binding.

(d)   All Options and Stock Appreciation Rights shall terminate and cease to remain outstanding immediately following the consummation of the Corporate Transaction, except to the extent assumed by the Successor Corporation.

12.3.2   Stock Awards

In the event of a Corporate Transaction, except as otherwise provided in the instrument evidencing the Award, the vesting of shares subject to Stock Awards shall accelerate, and the forfeiture provisions to which such shares are subject shall lapse, if and to the same extent that the vesting of outstanding Options or Stock Appreciation Rights accelerates in connection with the Corporate Transaction. If unvested Options or Stock Appreciation Rights are to be assumed, continued or substituted by a Successor Corporation without acceleration upon the occurrence of a Corporate Transaction, the forfeiture provisions to which such Stock Awards are subject shall continue with respect to shares of the Successor Corporation that may be issued in exchange for such shares.

12.4   Further Adjustment of Awards

Subject to Sections 12.1 and 12.2, the Plan Administrator shall have the discretion, exercisable at any time before a Corporate Transaction or other sale, merger, consolidation, reorganization, liquidation or change in control of the Company, as defined by the Plan Administrator, to take such further action as it determines to be necessary or advisable, and fair and equitable to the Participants, with respect to Awards. Such authorized action may include (but shall not be limited to) establishing, amending or waiving the type, terms, conditions or duration of, or restrictions on, Awards so as to provide for earlier, later, extended or additional time for exercise, lifting restrictions and other modifications, and the Plan Administrator may take such actions with respect to all Participants, to certain categories of Participants or only to individual Participants. The Plan Administrator may take such action before or after granting Awards to which the action relates and before or after any public announcement with respect to such sale, merger, consolidation, reorganization, liquidation or change in control that is the reason for such action.

12.5   Limitations

The grant of Awards shall in no way affect the Company’s right to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

12.6   Fractional Shares

In the event of any adjustment in the number of shares covered by any Award, each such Award shall cover only the number of full shares resulting from such adjustment.

SECTION 13.~~REPURCHASE AND FIRST REFUSAL RIGHTS~~

~~13.1        Repurchase Rights From Terminated Participants~~

~~Until the date on which the initial registration of the Common Stock under Section 12(b) or 12(g) of the Exchange Act first becomes effective, if a Participant ceases to be employed by or provide services to the Company, then all shares of Common Stock issued pursuant to an Award (whether issued before or after cessation of employment or services) shall be subject to repurchase by the Company, at the Company's sole discretion, at the Fair Market Value of such shares on the date of such repurchase.  The terms and conditions upon which such repurchase right shall be exercisable (including the period and procedure for exercise) shall be established by the Plan Administrator.~~

~~13.2        First Refusal Rights~~

~~Until the date on which the initial registration of the Common Stock under Section 12(b) or 12(g) of the Exchange Act first becomes effective, the Company shall have the right of first refusal with respect to any proposed sale or other disposition by the Participant of any shares of Common Stock issued pursuant to an Award granted under the Plan.  Such right of first refusal shall be exercisable in accordance with the terms and conditions established by the Plan Administrator and set forth in the agreement evidencing such right~~.

13.3        Restrictions on Rights

~~Repurchase or first refusal rights under this Section 13 may not be exercised earlier than six months and one day following the date the shares were purchased by the Participant, or such time period necessary to avoid charges to the Company's earnings for financial reporting purposes.~~  SECTION 14.  MARKET STANDOFF

In connection with any underwritten public offering by the Company of its equity securities pursuant to an effective registration statement filed under the Securities Act, including the Company’s initial public offering, a person shall not sell, make any short sale of, loan, hypothecate, pledge, grant any option for the purchase of, or otherwise dispose of or transfer for value or otherwise agree to engage in any of the foregoing transactions with respect to any shares issued pursuant to an Award granted under the Plan without the prior written consent of the Company or its underwriters. Such limitations shall be in effect for such period of time as may be requested by the Company or such underwriters and agreed to by the Company’s officers and directors with respect to their shares; provided, however, that in no event shall such period exceed 180 days. The limitations of this paragraph shall in all events terminate two years after the effective date of the Company’s initial public offering. Holders of shares issued pursuant to an Award granted under the Plan shall be subject to the market standoff provisions of this paragraph only if the officers and directors of the Company are also subject to similar arrangements.

In the event of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the Company’s outstanding Common Stock effected as a class without the Company’s receipt of consideration, any new, substituted or additional securities distributed with respect to the purchased shares shall be immediately subject to the provisions of this Section ~~14,~~13, to the same extent the purchased shares are at such time covered by such provisions.

In order to enforce the limitations of this Section ~~14,~~13, the Company may impose stop-transfer instructions with respect to the purchased shares until the end of the applicable standoff period.

SECTION ~~15~~14. AMENDMENT AND TERMINATION OF PLAN

~~15.1~~14.1   Amendment of Plan

The Plan may be amended only by the Board in such respects as it shall deem advisable; provided, however, that to the extent required for compliance with Section 422 of the Code or any applicable law or regulation, stockholder approval shall be required for any amendment that would (a) increase the total number of shares available for issuance under the Plan, (b) modify the class of employees eligible to receive Options, or (c) otherwise require stockholder approval under any applicable law or regulation. Any amendment made to the Plan that would constitute a “modification” to Incentive Stock Options outstanding on the date of such amendment shall not, without the consent of the Participant, be applicable to such outstanding Incentive Stock Options but shall have prospective effect only. Notwithstanding the foregoing, any adjustments made pursuant to Section 12 shall not be subject to these restrictions.

~~15.2~~14.2   Termination of Plan

The Board may suspend or terminate the Plan at any time. ~~The Plan shall have no fixed expiration date; provided, however, that no Incentive Stock Options may be granted more than ten years after the later of (a)  the Plan's adoption by the Board and (b) the adoption by the Board of any amendment to the Plan that constitutes the adoption of a new plan for purposes of Section 422 of the Code.~~Unless terminated earlier by the Board, the Plan shall terminate automatically on April 23, 2017. After the Plan is terminated, no Awards may be granted. Awards outstanding at the time the Plan is terminated shall remain outstanding in accordance with the terms and conditions of the Plan and the instruments evidencing the terms of the Awards.

~~15.3~~14.3   Consent of Participant

~~The~~Except as otherwise may be required under Section 14.4, the amendment or termination of the Plan or the amendment of an outstanding Award shall not, without the Participant’s consent, impair or diminish any rights or obligations under any Award theretofore granted to the Participant under the Plan. Any change or adjustment to an outstanding Incentive Stock Option shall not, without the consent of the Participant, be made in a manner so as to constitute a “modification” that would cause such Incentive Stock Option to fail to continue to qualify as an Incentive Stock Option. Notwithstanding the foregoing, any adjustments made pursuant to Section 12 shall not be subject to these restrictions.

~~15.4~~14.4   Section 409A

Notwithstanding anything in this Plan to the contrary, the Plan and Awards made under the Plan are intended to avoid the imposition of an additional tax that may be imposed under Section 409A of the Code. If any Plan provision or Award under the Plan would result in the additional tax under Section 409A of the Code, the Company and the Participant intend that the Plan provision or Award will be reformed to avoid imposition, to the extent possible, of the applicable tax and no action taken to comply with Section 409A of the Code shall be deemed to adversely affect the Participant’s rights to an Award. The Participant further agrees that the Plan Administrator, in the exercise of its sole discretion and without the consent of the Participant, may amend or modify an Award in any manner and delay the payment of any amounts payable pursuant to an Award to the minimum extent necessary to meet the requirements of Section 409A of the Code.

SECTION ~~16~~15. GENERAL

~~16.1~~15.1   Evidence of Awards

Awards granted under the Plan shall be evidenced by a written instrument that shall contain such terms, conditions, limitations and restrictions as the Plan Administrator shall deem advisable and that are not inconsistent with the Plan.

~~16.2~~15.2   No Individual Rights

Nothing in the Plan or any Award granted under the Plan shall be deemed to constitute an employment contract or confer or be deemed to confer on any Participant any right to continue in the employ of, or to continue any other relationship with, the Company or any Related Corporation or limit in any way the right of the Company or any Related Corporation to terminate a Participant’s employment or other relationship at any time, with or without Cause.

Neither a Participant nor any other person shall, by reason of participation in the Plan, acquire any right in or title to any assets, funds or property of the Company or any Related Corporation whatsoever including, without limitation, any specific funds, assets or other property which the Company or any Related Corporation, in its or their sole discretion, may set aside in anticipation of a liability under the Plan. A Participant shall have only a contractual right to the Common Stock or amounts, if any, payable under the Plan, unsecured by any assets of the Company or any Related Corporation, and nothing contained in the Plan shall constitute a representation of guarantee that the assets of the Company or any Related Corporation shall be sufficient to pay any benefits to any person.

Nothing in this Plan nor in any agreement evidencing an Award shall confer upon any eligible employee or Participant any promise or commitment by the Company or a Related Corporation regarding future positions, future work assignments, future compensation or any other term or condition or employment or affiliation.

The Company, in establishing and maintaining this Plan as a voluntary and unilateral undertaking, expressly disavows the creation of any rights in eligible employees, Participants or others claiming entitlement under the Plan or any obligations on the part of the Company, any Related Corporation or the

Plan Administrator, except as expressly provided herein. In particular, no third party beneficiary rights shall be created under the Plan. Without limiting the generality of the foregoing, the Company disavows any undertaking to maintain the tax-qualified status of Options designated as Incentive Stock Options or to assure the tax treatment of any particular award, including the deferral or transfer of any Award benefits, as may be permitted by the Plan Administrator.

~~16.3~~15.3   Issuance of Shares

Notwithstanding any other provision of the Plan, the Company shall have no obligation to issue or deliver any shares of Common Stock under the Plan or make any other distribution of benefits under the Plan unless such issuance, delivery or distribution would comply with all applicable laws (including, without limitation, the requirements of the Securities Act), and the applicable requirements of any securities exchange or similar entity.

The Company shall be under no obligation to any Participant to register for offering or resale or to qualify for exemption under the Securities Act, or to register or qualify under state or foreign securities laws, any shares of Common Stock, security or interest in a security paid or issued under, or created by, the Plan, or to continue in effect any such registrations or qualifications if made. The Company may issue certificates for shares with such legends and subject to such restrictions on transfer and stop-transfer instructions as counsel for the Company deems necessary or desirable for compliance by the Company with federal, state and foreign securities laws.

To the extent that the Plan or any instrument evidencing an Award provides for issuance of stock certificates to reflect the issuance of shares of Common Stock, the issuance may be effected on a noncertificated basis, to the extent not prohibited by applicable law or the applicable rules of any stock exchange. As a condition to the exercise of an Option or any other receipt of Common Stock pursuant to an Award under the Plan, the Company may require (i) the Participant to represent and warrant at the time of any such exercise or receipt that such shares are being purchased or received only for the Participant’s own account and without any present intention to sell or distribute such shares and (ii) such other action or agreement by the Participant as may from time to time be necessary to comply with the foreign, federal and state securities laws. At the option of the Company, a stop-transfer order against any such shares may be placed on the official stock books and records of the Company, and a legend indicating that such shares may not be pledged, sold or otherwise transferred, unless an opinion of counsel is provided (concurred in by counsel for the Company) stating that such transfer is not in violation of any applicable law or regulation, may be stamped on stock certificates to ensure exemption from registration. The Plan Administrator may also require the Participant to execute and deliver to the Company a purchase agreement or such other agreement as may be in use by the Company at such time that describes certain terms and conditions applicable to the shares.

~~16.4~~15.4   No Rights as a Stockholder

No Option, Stock Appreciation Right, or Stock Award denominated in units shall entitle the Participant to any cash dividend, voting or other right of a stockholder unless and until the date of issuance under the Plan of the shares that are the subject of such Award.

~~16.5~~15.5   Compliance With Laws and Regulations

Notwithstanding anything in the Plan to the contrary, the Plan Administrator, in its sole discretion, may bifurcate the Plan so as to restrict, limit or condition the use of any provision of the Plan to Participants who are officers or directors subject to Section 16 of the Exchange Act without so restricting, limiting or conditioning the Plan with respect to other Participants. Additionally, in interpreting and applying the provisions of the Plan, any Option granted as an Incentive Stock Option pursuant to the Plan shall, to the extent permitted by law, be construed as an “incentive stock option” within the meaning of Section 422 of the Code.

~~16.6~~15.6   Participants in Foreign Countries

The Plan Administrator shall have the authority to adopt such modifications, procedures and subplans as may be necessary or desirable to comply with provisions of the laws of foreign countries in which the Company or its Related Corporations may operate to assure the viability of the benefits from Awards granted to Participants employed in such countries and to meet the objectives of the Plan.

~~16.7~~15.7   No Trust or Fund

The Plan is intended to constitute an “unfunded” plan. Nothing contained herein shall require the Company to segregate any monies or other property, or shares of Common Stock, or to create any trusts, or to make any special deposits for any immediate or deferred amounts payable to any Participant, and no Participant shall have any rights that are greater than those of a general unsecured creditor of the Company.

~~16.8~~15.8   Severability

If any provision of the Plan or any Award is determined to be invalid, illegal or unenforceable in any jurisdiction, or as to any person, or would disqualify the Plan or any Award under any law deemed applicable by the Plan Administrator, such provision shall be construed or deemed amended to conform to applicable laws, or, if it cannot be so construed or deemed amended without, in the Plan Administrator’s determination, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, person or Award, and the remainder of the Plan and any such Award shall remain in full force and effect.

~~16.9~~15.9   Choice of Law

The Plan and all determinations made and actions taken pursuant hereto, to the extent not otherwise governed by the laws of the United States, shall be governed by the laws of the State of Washington without giving effect to principles of conflicts of laws.

~~SECTION 17.  EFFECTIVE DATE~~

~~The Effective Date is the date on which the Plan is first adopted by the Board, so long as it is approved by the Company's stockholders at any time within 12 months of such adoption.~~

~~SECTION 18.  CALIFORNIA AWARDS~~

~~This Section 18 shall have application only to Eligible Participants who are residents of the State of California.  Notwithstanding any provision contained in this Plan to the contrary and to the extent required by applicable law, the following terms and conditions shall apply to all Awards granted to residents of the State of California, until such time as the Common Stock becomes registered under the Securities Exchange Act of 1934:~~

~~18.1  Option Price.~~

~~Nonqualified Stock Options shall have an exercise price that is not less than 85% of the Fair Market Value of the Common Stock at the Grant Date, except that the exercise price shall be at least 110% of the Fair Market Value in the case of any person who owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or its parent or subsidiary corporations.~~

~~18.2 Purchase Price.~~

~~The purchase price for any Stock Awards that may be purchased under the Plan (“Stock Purchase Rights”) shall be at least 85% of the Fair Market Value of the Common Stock at the time the Eligible Participant is granted the Stock Purchase Right or at the time the purchase is consummated.  Notwithstanding the foregoing, the purchase price shall be at least 100% of the Fair Market Value of the Common Stock at the time the Eligible Participant is granted the Stock Purchase Right or at the time the purchase is consummated in the case of any person who owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or its parent or subsidiary corporations.~~

~~18.3 Maximum Term.~~

~~Options shall have a term of not more than ten years from the Grant Date.~~

~~18.4 Transferability.~~

~~Awards shall be nontransferable other than by will or the laws of descent and distribution.  Notwithstanding the foregoing, and to the extent permitted by Section 422 of the Code, the Administrator, in its discretion, may permit distribution of an Option to an inter vivos or testamentary trust in which the Option is to be passed to beneficiaries upon the death of the trustor (settlor), or by gift to “immediate family” as that term is defined in Rule 16a-1(e) of the Exchange Act.~~

~~18.5 Vesting.~~

~~Options shall become exercisable at the rate of at least 20% per year over five years from the date the Option is granted, subject to reasonable conditions such as continued employment.  However, in the case of an Option granted to officers, directors or consultants of the Company or any of its affiliates, the Option may become fully exercisable, subject to reasonable conditions such as continued employment, at any time or during any period established by the Company or any of its affiliates.~~

~~18.6 Termination of Employment.~~

~~Unless employment is terminated for Cause, the right to exercise an Option in the event of termination of employment, to the extent that the Eligible Participant is otherwise entitled to exercise an Option on the date employment terminates, shall be~~

~~a.      at least six months from the Termination Date if termination was caused by death or Disability; and~~

~~b.     at least 30 days from the Termination Date if termination was caused by other than death or Disability;~~

~~c.      but in no event later than the remaining term of the Option.~~

~~18.7 Grant Period.~~

~~No Award may be granted to a resident of California more than ten years after the earlier of the date of adoption of the Plan and the date the Plan is approved by the stockholders.~~

~~18.8 Premature Grants.~~

~~Any Award exercised before stockholder approval is obtained shall be rescinded if stockholder approval is not obtained within 12 months before or after the Plan is adopted.  Such shares shall not be counted in determining whether such approval is obtained.~~

~~18.9 Disclosure.~~

~~The Company shall provide annual financial statements of the Company to each California resident holding an outstanding Award under the Plan.  Such financial statements need not be audited and need not be issued to key employees whose duties at the Company assure them access to equivalent information.~~

~~18.10 Repurchase Limits.~~

~~Any right of repurchase on behalf of the Company in the event of an Eligible Participant’s termination of employment shall be at a purchase price that is (a) not less than the Fair Market Value of the securities to be repurchased on the date of termination of employment, and the right to repurchase shall be exercised for cash or cancellation of purchase money indebtedness for the shares within 90 days of termination of employment (or in the case of securities issued upon exercise of Options after the date of termination, within 90 days after the date of the exercise), and the right shall terminate when the Company’s securities become publicly traded; or (b) at the original purchase price, provided that the right to repurchase at the original purchase price lapses at the rate of at least 20% of the shares per year over five years from the date the Option or Stock Purchase Right is granted (without respect to the date the Option or Stock Purchase Right was exercised or became exercisable) and the right to repurchase shall be exercised for cash or cancellation of purchase money indebtedness for the shares within 90 days of termination of employment (or in the case of securities issued upon exercise of Options after the date of termination, within 90 days after the date of the exercise).  In addition to the restrictions set forth in clauses (a) and (b), the securities held by an officer, director or consultant of the Company or an affiliate of the Company may be subject to additional or greater restrictions.~~

~~18.11 Voting Rights.~~

~~Shares of Common Stock and similar equity securities should normally carry equal voting rights on all matters where such vote is permitted by applicable law.~~

~~PLAN ADOPTION AND AMENDMENTS/ADJUSTMENTS~~
 ~~SUMMARY PAGE~~

~~Date of Board Action~~	~~Action~~	~~Section/Effect of Amendment~~	~~Date of Stockholder Approval~~
~~May 10, 2000~~	~~Initial Plan Adoption~~		~~May 10, 2000~~
~~August 9, 2000~~	~~Amendments~~	~~Technical~~	~~N/A~~
~~November 17, 2005~~	~~Amendments~~	~~Technical~~	~~N/A~~

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

ICO GLOBAL COMMUNICATIONS (HOLDINGS) LIMITED

The undersigned hereby appoints J. Timothy Bryan and John L. Flynn, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of ICO Global Communications (Holdings) Limited Common Stock which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the 2007 Annual Meeting of Stockholders of the Company to be held June 15, 2007 or any adjournment thereof, with all powers which the undersigned would possess if present at the Meeting.

(Continued, and to be marked, dated and signed, on the other side)

Address Change/Comments  (Mark the corresponding box on the reverse side)

^ FOLD AND DETACH HERE ^

You can nowaccess your ICO Global Communications (Holdings) Limited account online.

Access your ICO Global Communications (Holdings) Limited stockholder account online via Investor ServiceDirect® (ISD).

Mellon Investor Services LLC, Transfer Agent for ICO Global Communications (Holdings) Limited, now makes it easy and convenient to get current information on your stockholder account.

• View account status

• View certificate history

• View book-entry information

• View payment history for dividends

• Make address changes

• Obtain a duplicate 1099 tax form

• Establish/change your PIN

Visit us on the web at http://www.melloninvestor.com

For Technical Assistance Call 1-877-978-7778 between 9am-7pm

Monday-Friday Eastern Time

Investor ServiceDirect® is a registered trademark of Mellon Investor Services LLC

****TRY IT OUT****

www.melloninvestor.com/isd/

Investor ServiceDirect®

Available 24 hours per day, 7 days per week

TOLL FREE NUMBER:	1-800-370-1163

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” THE PROPOSALS.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

Mark Here for Address Change or Comments ☐

PLEASE SEE REVERSE SIDE

	FOR	WITHHELD FOR ALL
The Board of Director recommends a vote FOR Items 1, 2 and 3.	☐	☐

	FOR	AGAINST	ABSTAIN
ITEM 2–APPROVAL OF AMENDED AND RESTATED 2000 STOCK INCENTIVE PLAN	☐	☐	☐

	FOR	AGAINST	ABSTAIN
ITEM 3–RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	☐	☐	☐

1. Election of Directors

Nominees:

01 Craig O. McCaw

02 J. Timothy Bryan

03 Donna P. Alderman

04 Samuel I. Ginn

05 Barry L. Rowan

06 R. Gerard Salemme

07 David Wasserman

08 Benjamin G. Wolff

Withheld for the nominees you list below: (Write
that nominee’s name in the space provided
below.)

WILL ATTEND
If you plan to attend the annual meeting, please mark the WILL ATTEND box		☐

Signature	Signature		Date

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

^ FOLD AND DETACH HERE ^

WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING,

BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK.

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to June 15, 2007 annual meeting day.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

INTERNET

http://www.proxyvoting.com/icog

Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.

OR

TELEPHONE

1-866-540-5760

Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.

To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.melloninvestor.com/isd where step-by-step instructions will prompt you through enrollment.

You can view the 2006 Report and Proxy Statement on the internet at www.ico.com